As filed with the Securities and Exchange Commission on January 7, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  DONOBI, INC.
                      (Name of Registrant in Our Charter)

                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1064958
                      (I.R.S. Employer Identification No.)

                                3256 CHICO WAY NW
                              BREMERTON, WA 98312
                                 (360) 782-4427
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                      7372
                          (Primary Standard Industrial
                          Classification Code Number)

                             WILLIAM M. WRIGHT, III
                                3256 CHICO WAY NW
                              BREMERTON, WA 98312
                                 (360) 782-4427
                      (Name, address and telephone number
                              of agent for service)


     Copies to:

Clayton E. Parker, Esq.                   Christopher K. Davies, Esq.
Kirkpatrick & Lockhart LLP                Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000     201 S. Biscayne Boulevard, Suite 2000
Miami, Florida 33131                      Miami, Florida 33131
Telephone:  (305)539-3300                 Telephone:  (305)539-3300
Telecopier:  (305)358-7095                Telecopier:  (305)358-7095

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.[x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
                                                                         MAXIMUM
                                                                         OFFERING         PROPOSED MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF                      AMOUNT TO BE                  PRICE              AGGREGATE              REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED                 PER SHARE(1)      OFFERING PRICE (1)            FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share   11,628,876 shares (2)         $ 0.60          $ 6,977,325.60              $ 821.23
TOTAL                                      11,628,876 shares (2)         $ 0.60          $ 6,977,325.60              $ 821.23


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.
(2) Of these shares 10,107,136 are being registered under a Standby Equity Distribution Agreement, 1,304,348 are being registered under secured convertible debentures and 208,696 were issued as a one-time commitment fee to Cornell Capital Partners, LP.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                  Subject to completion, dated January 7, 2005

                                  DONOBI, INC.
                        11,628,876 SHARES OF COMMON STOCK

     This prospectus relates to the sale of up to 11,628,876 shares of common stock of Donobi, Inc. ("Donobi") by certain persons who are stockholders of Donobi, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling Stockholders" beginning on page 11. Donobi is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Donobi will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement (the "Equity Distribution Agreement"), which was entered into on October 27, 2004 between Donobi and Cornell Capital Partners, and no other stockholders, and from the issuance of additional secured convertible debentures. All costs associated with this registration will be borne by Donobi. Donobi has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On December 23, 2004, the last reported sale price of our common stock was $0.51 per share. These prices will fluctuate based on the demand for the shares of our common stock. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "DNOB".

The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 11,620,180 shares of common stock, 10,107,136 of which are under the Equity Distribution Agreement, 1,304,348 are under secured convertible debentures and 208,696 shares of common stock were received from Donobi as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, Newbridge Securities Corporation intends to sell up to 8,696 shares of common stock.

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay Donobi 97% of the market price of its common stock, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance we receive under the Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of 208,696 shares of common stock. The 5% retainage and the 208,696 shares of common stock are underwriting discounts payable to Cornell Capital Partners. In addition, Donobi entered into a Placement Agent Agreement dated October 27, 2004, with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to that Agreement Donobi paid Newbridge Securities Corporation a one-time placement agent fee of 8,696 shares of common stock for its services.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.
PLEASE  REFER  TO  "RISK  FACTORS"  BEGINNING  ON  PAGE  5.

With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR WE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               The date of this prospectus is  ____, 2005.

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY                                                            1
THE  OFFERING                                                                  2
RISK  FACTORS                                                                  6
FORWARD-LOOKING  STATEMENTS                                                   11
SELLING  STOCKHOLDERS                                                         12
USE  OF  PROCEEDS                                                             14
DILUTION                                                                      15
EQUITY  LINE  DISTRIBUTION  AGREEMENT                                         16
PLAN  OF  DISTRIBUTION                                                        18
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
CONDITION AND RESULTS OFOPERATIONS                                            19
DESCRIPTION  OF  BUSINESS                                                     25
MANAGEMENT                                                                    27
DESCRIPTION  OF  PROPERTY                                                     29
LEGAL  PROCEEDINGS                                                            29
PRINCIPAL  STOCKHOLDERS                                                       30
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            31
MARKET  PRICE  OF  AND  DIVIDENDS  ON  THE REGISTRANT'S
COMMON EQUITY AND OTHERSTOCKHOLDER  MATTERS                                   32
DESCRIPTION  OF  SECURITIES                                                   33
EXPERTS                                                                       35
LEGAL  MATTERS                                                                35
HOW  TO  GET  MORE  INFORMATION                                               35
FINANCIAL  STATEMENTS                                                        F-1
PART  II                                                                    II-1

                               PROSPECTUS SUMMARY

     THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT IN DONOBI.

OVERVIEW

     Donobi, Inc. is an Internet service provider with its main operations located in Washington and Oregon. We offer Internet connectivity and digital video to individuals, businesses, organizations, educational institutions and government agencies. We provide scalable Internet access, web hosting and development, equipment co-location, and networking services to underserved markets.

     Our business plan includes, among other things, expansion of our Internet access services, video service and IT services through mergers and acquisitions. Execution of our business plan will require significant capital to fund capital expenditures, working capital needs, debt service and the cash flow deficits generated by operating losses. Current cash balances will not be sufficient to fund our current business plan beyond the next few months. As a consequence, we are currently focusing on revenue enhancement and attempting to attract new and more favorable vendor contracts.

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.
ABOUT  US

     Our principal executive offices are located at 3256 Chico Way NW, Bremerton, Washington, 98312, and our telephone number is (360) 782-4477. We also maintain an Internet site on the World Wide Web at www.donobi.com.

GOING  CONCERN

     We have been the subject of a going-concern opinion from our independent auditors. Our independent auditors have expressed substantial doubt as to our ability to continue as a going concern due to the fact that we have recurring losses from operations, negative book value and negative working capital. In addition, we have yet to generate an internal cash flow from our business operations. These factors raise substantial doubt as to our ability to continue as a going concern. Management's plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate our working capital and book value deficiencies, and 2) implement a cost reduction plan and a plan to increase sales. Our continued existence is dependent upon our ability to resolve our liquidity problems and increase profitability in our current business operations. However, the outcome of our plans cannot be ascertained with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Donobi. Cornell Capital Partners intends to sell up to 11,620,180 shares of common stock, 10,107,136 of which are under the Equity Distribution Agreement, 1,304,348 of which are under secured convertible debentures and 208,696 shares of common stock that Cornell Capital Partners received from Donobi as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 8,696 shares of common stock. The commitment amount of the Equity Distribution Agreement is $5,000,000. At an assumed offering price of $0.4947 per share, Donobi should be able to receive the entire $5,000,000 in gross proceeds under the Equity Distribution Agreement.

     On October 27, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Donobi may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for our shares is equal to 97% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $250,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 208,696 shares of our common stock. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which will be retained by Cornell Capital Partners from each advance. On October 27, 2004, Donobi entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Donobi paid a one-time placement agent fee of 8,696 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock at the time of issuance.

     In addition, on October 27, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase from us secured convertible debentures in an aggregate amount equal to $300,000. Cornell Capital Partners purchased $150,000 in secured convertible debentures on October 29, 2004. Cornell Capital Partners will purchase another $150,000 of secured convertible debentures upon the filing of this registration statement relating to the shares of common stock resulting from a conversion of the secured convertible debentures. These secured convertible debentures accrue interest at a rate of 6% per year and mature two years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 100% of the average of the three lowest closing bid prices of our common stock for the 30 trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 3 business days' notice for 120% of the amount redeemed plus any accrued interest.

COMMON  STOCK  OFFERED             11,628,876  shares  by  selling  stockholders

OFFERING  PRICE                    Market  price

COMMON  STOCK  OUTSTANDING
BEFORE  THE  OFFERING 1            15,840,007  shares  as of December  23,  2004

USE  OF  PROCEEDS                  We  will  not  receive  any  proceeds  of the
                                   shares  offered  by the selling stockholders.
                                   Any proceeds we receive from the sale of common stock under the Equity Distribution
                                   Agreement will be used for general working capital purposes. See "Use of Proceeds."

RISK FACTORS                       The  securities offered hereby involve a high
                                   degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

OVER-THE-COUNTER  BULLETIN
BOARD  SYMBOL                      DNOB

1 Excludes secured convertible debentures that are convertible into 1,304,348 shares of our common stock and up to 10,107,136 shares of common stock to be issued under the Equity Distribution Agreement.


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                                             FOR THE NINE     FOR THE NINE     FOR THE YEAR       FOR THE YEAR
                                             MONTHS ENDED     MONTHS ENDED        ENDED              ENDED
                                             OCTOBER 31       OCTOBER 31       JANUARY 31         JANUARY 31
                                            -------------    -------------    -------------      -------------
STATEMENT OF OPERATIONS                         2004              2003            2004               2004
                                            -------------    -------------    -------------      -------------
REVENUES:
   Sales                                   $  1,968,552     $  1,742,729     $  2,221,992       $  1,080,442
   Cost of sales                               (817,561)        (826,899)      (1,132,455)          (547,837)
                                          -------------    -------------    -------------      -------------
     Gross profit                             1,150,991          915,830        1,089,537            532,605

EXPENSES:
   Advertising                                   34,514           40,744           49,905             42,213
   Salaries, wages and related taxes            699,703          759,931          947,120            554,115
   Depreciation                                  58,242           46,098           22,205             66,300
   Amortization                                   9,135           21,760            6,531              2,391
   Dues and subscriptions                         4,548            3,334            4,976              5,846
   Insurance                                     67,764           54,295           77,280             44,485
   Office supplies                               33,138           26,639           35,071             13,905
   Finance, credit card and bank charges         24,079           35,449           43,907             10,185
   Other general and administrative               1,834           27,390           27,693             28,273
   Taxes and licenses                            95,407              226           37,754             19,065
   Postage and delivery                          19,317           19,544           26,731              8,964
   Professional fees                            435,595           84,951          125,397             22,944
   Repairs and maintenance                        9,699            6,977            9,071              3,789
   Telephone                                     39,544           48,771           64,445             25,859
   Travel and entertainment                      19,162           27,246           32,193             11,124
   Rent                                          62,218           66,828           70,950             46,622
   Utilities                                      5,132            4,527            5,690              1,346
   Bad debts                                     45,005            1,269            6,527             52,283
                                          -------------    -------------    -------------      -------------
     Total Expenses                           1,664,038        1,275,979        1,593,446            959,709
                                          -------------    -------------    -------------      -------------

Loss from operations                        $  (513,047)     $  (360,148)     $  (503,909)       $  (427,104)

OTHER  INCOME  (EXPENSE):
   Loss on disposal of fixed assets             (22,901)              --         (124,629)                --
   Investment income                                 --               --               --                 --
   Interest expense                             (22,857)         (21,070)         (28,875)           (13,584)
   Other income                                   1,398            2,312            2,326              1,100
   Other expense                                (21,150)              --               --                 --
                                          -------------    -------------    -------------      -------------
     Total other expense                        (65,510)         (18,758)        (151,178)           (12,484)
                                          -------------    -------------    -------------      -------------
     Net loss before income taxes              (578,557)        (378,906)        (655,087)          (439,588)

     Provision for income taxes                      --               --               --                 --
                                          -------------    -------------    -------------      -------------

NET LOSS                                    $  (578,557)     $  (378,906)     $  (857,162)       $  (439,588)
                                          =============    =============    =============      =============





                                                    OCTOBER 31,     JANUARY 31
BALANCE SHEET DATA                                    2004            2004
                                                    ----------      ----------
ASSETS

CURRENT  ASSETS:
   Cash and cash equivalents                         $  11,697       $  48,534
   Accounts  receivable,  net  of  allowance  for
     doubtful accounts of $25,789                      156,795         118,058
   Costs incurred in excess of billings                 64,372          61,065
   Prepaid expenses and other current
     assets + deferred charge of $37,500                69,955          13,779
                                                    ----------      ----------
     TOTAL CURRENT ASSETS                              302,819         241,436

FIXED  ASSETS
   Furniture and fixtures                               53,174          53,174
   Vehicles                                             37,639          37,639
   Computer hardware                                   408,614         309,406
   Computer software                                        --              --
   Tenant improvements                                   6,839           6,394
   Accumulated depreciation                           (192,614)       (134,596)
                                                    ----------      ----------
     TOTAL NET FIXED ASSETS                            313,653         272,017

OTHER  ASSETS
   Intangible assets, net of accumulated
     amortization of $23,238                           496,110         507,500
   Deposits + note receivables of $4,400                13,535          37,240
                                                    ----------      ----------
     TOTAL OTHER ASSETS                                509,644         544,470

     TOTAL ASSETS                                 $  1,126,116    $  1,058,193
                                                    ==========      ==========

LIABILITIES  AND  STOCKHOLDERS'  DEFICIT

CURRENT  LIABILITIES
   Accounts payable and accrued expenses             $  388,181      $  453,230
   Deferred revenue                                     139,615         160,035
   Current portion of capitalized lease obligations      29,480          11,808
   Current portion of notes payable                     431,546         430,927
   Compensation payable to officer                           --              --
                                                     ----------      ----------
     TOTAL CURRENT LIABILITIES                          988,822       1,056,000
                                                     ----------      ----------

LONG-TERM  DEBT
   Notes payable                                        304,337          53,621
   Capitalized lease obligations                         38,628          12,739
                                                     ----------      ----------
     TOTAL LONG-TERM DEBT                               342,965          66,360
                                                     ----------      ----------

STOCKHOLDERS'  DEFICIT
   Common  stock ($.001 par value, 100,000,000
    shares authorized; 15,215,007 shares issued and
    outstanding at October 31, 2004)                     15,215              --
   Preferred  stock  ($.001  par  value;
    5,000,000  shares authorized, no shares
    issued and outstanding at October 31, 2004)              --              --
   Accumulated other comprehensive loss                      --              --
   Treasury stock                                        (2,274)        (49,500)
   Additional paid in capital                         1,670,785       1,528,681
   Additional paid in capital -
    treasury stock transactions                         232,509              --
   Retained deficit                                  (2,121,906)     (1,543,348)
                                                     ----------      ----------
     TOTAL STOCKHOLDERS' DEFICIT                       (205,671)        (64,167)
                                                     ----------      ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $  1,126,116    $  1,058,193
                                                     ===========     ==========


                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY CAUSE US TO CURTAIL OPERATIONS

     For the year ended January 31, 2004 and January 31, 2003, we incurred net losses of $1,994,535 and $745,453 respectively. Our net loss for the nine months ended October 31, 2004 was $578,557. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

OUR AUDITORS HAVE ADDED AN EXPLANATORY PARAGRAPH TO THE NOTES OF OUR FINANCIAL STATEMENTS, WHICH STATES THAT WE MAY REQUIRE ADDITIONAL CAPITAL IN ORDER TO CONTINUE AS A GOING CONCERN

     Our independent auditors have added an explanatory paragraph to the notes of our financial statements for the years ended January 31, 2004 and January 31, 2003 and for the quarter ended October 31, 2004, which states that our ability to obtain additional funding will determine our ability to continue as a going concern. We have suffered recurring losses from operations, have a negative book value and have negative working capital. In addition, we have yet to generate an internal cash flow from our business operations. These factors raise substantial doubt as to our ability to continue as a going concern. For the year ended January 31, 2004 and January 31, 2003, we have incurred net losses of $1,994,535 and $745,453, respectively. During the nine months ended October 31, 2004, we had a net loss of $578,557. Assurances cannot be given that financial will continue to be available or be sufficient to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JANUARY 31, 2004 AND FOR THE QUARTER ENDED OCTOBER 31, 2004, WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK

     We had a working capital deficit of $814,564 at January 31, 2004 and $686,009 at October 31, 2004, which means that our current liabilities exceeded our current assets on January 31, 2004 by $814,564 and by $686,009 at October 31, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on January 31, 2004, and on October 31, 2004 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE DEBENTURES ARE SECURED BY ALL OF OUR ASSETS

     Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK

     Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

-    With  a  price  of  less  than  $5.00  per  share;
-    That  are  not  traded  on  a  "recognized"  national  exchange;
- Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share);  or
- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS

     Our success largely depends on the efforts and abilities of our Chief Executive Officer, William M. Wright, III. The loss of the services of Mr. Wright could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Wright. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

WE  ARE SUBJECT TO PRICE VOLATILITY DUE TO OUR OPERATIONS MATERIALLY FLUCTUATING

     As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

-    our  ability  to  retain  existing  clients  and  customers;
-    our  ability  to  attract  new  clients  and  customers  at a steady rate;
-    our  ability  to  maintain  client  satisfaction;
-    the  extent  to  which  our  products  gain  market  acceptance;
-    the  timing  and  size  of  client  and  customer  purchases;
-    introductions  of  products  and  services  by  competitors;
-    price  competition  in  the  markets  in  which  we  compete;
-    our  ability  to  attract,  train,  and  retain  skilled  management;
- the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and
- general economic conditions and economic conditions specific to the Internet service and software industry.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN MARKETS WHERE OUR COMPETITORS HAVE MORE RESOURCES

     Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than Donobi. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

IF WE DO NOT SUCCESSFULLY ESTABLISH STRONG BRAND IDENTITY IN THE MARKETS WE ARE CURRENTLY SERVING, WE MAY BE UNABLE TO ACHIEVE WIDESPREAD ACCEPTANCE OF OUR PRODUCTS

     We believe that establishing and strengthening our products and services is critical to achieving widespread acceptance of our future services and products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

IF WE ARE UNABLE TO RESPOND TO THE RAPID CHANGES IN TECHNOLOGY AND SERVICES WHICH CHARACTERIZE OUR INDUSTRY, OUR BUSINESS AND FINANCIAL CONDITION COULD BE NEGATIVELY AFFECTED

     Our business is directly impacted by changes in the Internet services industry. The Internet products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market for our services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 15,840,007 shares of common stock outstanding as of December 23, 2004, 1,162,628 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 14,677,379 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, secured debentures convertible into shares of common stock at a floating discount rate.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY DISTRIBUTION AGREEMENT

     The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on December 23, 2004 at an assumed offering price of $0.4947 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.3420 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE EQUITY DISTRIBUTION AGREEMENT

     The common stock to be issued under the Equity Distribution Agreement will be issued at the lowest volume weighted average price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE  SELLING  STOCKHOLDERS  INTEND  TO  SELL THEIR SHARES OF COMMON STOCK IN THE
MARKET,  WHICH  SALES  MAY  CAUSE  OUR  STOCK  PRICE  TO  DECLINE

     The selling stockholders intend to sell in the public market 11,628,876 shares of common stock being registered in this offering. That means that up to 11,628,876 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

     In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Donobi has not performed in such a manner to show that the equity funds raised will be used to grow Donobi . Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution
Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock by third parties, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will likely decline.

     It is not possible to predict if the circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

     We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $250,000 during any seven trading day period. Based on an assumed offering price of $0.4947 per share, we will only be able to draw a total amount of $5,000,000 in gross proceeds under the Equity Distribution Agreement. This amount will utilize all of the 10,107,136 shares of our common stock registered for the Equity Distribution Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.4947 per share, we may need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement.

WE MAY NOT BE ABLE TO OBTAIN A CASH ADVANCE UNDER THE EQUITY DISTRIBUTION AGREEMENT IF CORNELL CAPITAL PARTNERS HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

     In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution
Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.
This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Donobi. A description of each selling shareholder's relationship to Donobi and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                               PERCENTAGE                     PERCENTAGE OF
                                                  OF                          OUTSTANDING
                                              OUTSTANDING    SHARES TO BE     SHARES TO BE                       PERCENTAGE
                                                SHARES        ACQUIRED         ACQUIRED                           OF SHARES
                                 SHARES       BENEFICIALLY    UNDER THE        UNDER THE                         BENEFICIALLY
                               BENEFICIALLY     OWNED          EQUITY           EQUITY       SHARES TO BE          OWNED
                              OWNED BEFORE      BEFORE       DISTRIBUTION    DISTRIBUTION    SOLD IN THE           AFTER
SELLING STOCKHOLDER             OFFERING       OFFERING(1)    AGREEMENT        AGREEMENT       OFFERING            OFFERING(1)
--------------------------------------------------------------------------------------------------------------------------
                                   SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH DONOBI

Cornell Capital
 Partners, L.P.                 759,229(2)        4.99%        10,107,136       38.95%         11,620,180 (3)           0%

                                             CONSULTANTS AND OTHERS

Newbridge Securities
  Company                         8,696              *                  *              *               8,696            0%
                              ---------      ---------          ---------      ---------        ------------     ---------
TOTAL                           767,925           4.99%        10,107,136         38.95%          11,628,876            0%
                              =========      =========          =========      =========        ============     =========

_______________

(1)  *Less  than  1%.
(2) Applicable percentage of ownership is based on 15,840,007 shares of common stock outstanding as of December 23, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of December 23, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 23, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(3) Includes the 10,107,136 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement, the 208,696 shares of common stock received as a one-time commitment fee under the Equity Distribution Agreement and the 1,304,348 shares as a good faith estimate of the number of shares needed as a result of conversion of a total of $300,000 of the secured convertible debentures issued to Cornell Capital pursuant to a Securities Purchase Agreement.

     The following information contains a description of each selling shareholder's relationship to Donobi and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Donobi, except as follows:

SHARES  ACQUIRED  IN  FINANCING  TRANSACTIONS  WITH  DONOBI

     CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Equity Distribution Agreement and a holder of a secured convertible debenture. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Donobi. Those transactions are explained below:

     EQUITY DISTRIBUTION AGREEMENT. On October 27, 2004, Donobi entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Donobi may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 97% of the market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven trading days of a prior advance. Pursuant to the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee of 208,696 shares of our common stock. Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance we receive.

     SECURED CONVERTIBLE DEBENTURES. On October 27, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the
Securities Purchase Agreement, subject to certain conditions, Cornell Capital Partners is obligated to purchase from us secured convertible debentures in the aggregate amount of $300,000. On October 29, 2004, Cornell Capital Partners purchased secured convertible debentures in the aggregate amount of $150,000. Cornell Capital Partners will purchase another $150,000 of secured convertible debentures upon the filing of this registration statement. These secured convertible debentures accrue interest at a rate of 6% per year and mature three years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 100% of the average of the three lowest closing bid price of our common stock for the 30 trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon 3 business days' notice for 120% of the amount redeemed.

               There are certain risks related to sales by Cornell Capital Partners, including:

- The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

- To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market.

- The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

     NEWBRIDGE SECURITIES CORPORATION. On October 27, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 8,696 restricted shares of common stock equal to approximately $10,000 based on our stock price on the date of issuance.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Donobi so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.
However, we will receive proceeds from the sale of 10,107,136 shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price under the Equity Distribution Agreement of the shares purchased under the Equity Distribution Agreement will be equal to 97% of the market price which is defined as the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Cornell Capital Partners 5% of each cash advance we receive.

Pursuant to the Equity Distribution Agreement, we cannot receive a cash advance for more than $250,000 every seven trading days or more than $5,000,000 over 24 months. We are issuing 10,107,136 shares of common stock under this registration statement in connection with the Equity Distribution Agreement. Pursuant to the Equity Distribution Agreement, we should receive $4,665,000 in net proceeds.

     For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                           1,000,000     $3,000,000     $5,000,000

NET PROCEEDS                              $865,000     $2,765,000     $4,665,000

NO. OF  SHARES  ISSUED  UNDER
THE  EQUITY DISTRIBUTION AGREEMENT
AT AN ASSUMED OFFERING PRICE OF $0.494   2,021,427     6,064,281      10,107,136

USE OF PROCEEDS:                           AMOUNT        AMOUNT          AMOUNT

Business Development                    $  300,000  $  1,000,000    $  1,000,000
Infrastructure and Improvements            165,000       565,000         665,000
Operating Capital                          400,000     1,200,000       3,000,000
                                        ----------    ----------     -----------
        TOTAL                           $  865,000  $  2,765,000    $  4,665,000
                                        ==========    ==========     ===========

                                    DILUTION

     The net tangible book value of Donobi as of October 31, 2004 was a deficit of $(701,781) or $(0.0461) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Donobi (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Donobi, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed offering price of $0.4947 per share, which is in the range of the recent share price.

     If we assume that Donobi had issued 10,107,136 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $0.4947 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $250,000 and offering expenses of $85,000, our net tangible book value as of October 31, 2004 would have been $3,963,219 or $0.1527 per share. Note that at an assumed offering price of $0.4947 per share, Donobi would receive net proceeds of $4,665,000 of the $5,000,000 available under the Equity Distribution Agreement. At an assumed offering price of $0.4947, Cornell Capital Partners would receive a discount of $250,000 on the purchase of 10,107,136 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1970 per share and an immediate dilution to new stockholders of $0.3420 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.4947
Net tangible book value per share before this offering       $(0.0461)
Increase attributable to new investors                        $0.2255
                                                              -------
Net tangible book value per share after this offering                    $0.1527
                                                                         -------
Dilution per share to new stockholders                                   $0.3420
                                                                         =======

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                        DILUTION
         ASSUMED          NO.  OF  SHARES  TO           PER SHARE
     OFFERING  PRICE          BE  ISSUED             TO  NEW  INVESTORS
     ---------------     --------------------       -------------------
        $0.4947             10,107,136(1)                $0.3420
        $0.3710             10,107,136                   $0.2640
        $0.2474             10,107,136                   $0.1861
        $0.1237             10,107,136                   $0.1082

(1) This represents the maximum number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.

                       EQUITY LINE DISTRIBUTION AGREEMENT

SUMMARY

     On October 27, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each cash advance we receive under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. For its services, Newbridge Securities Corporation had previously received 8,696 shares of our common stock, equal to approximately $10,000 based on our stock price on the date of issuance. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us. There are no other significant closing conditions to cash advances under the Equity Distribution Agreement.

EQUITY DISTRIBUTION AGREEMENT EXPLAINED

     Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on us for any of the advances other than that we have filed our periodic and other reports with the SEC, has delivered the stock for an advance, the trading of our common stock has not been suspended and that we have not undergone a fundamental change. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Cornell Capital Partners has advanced us a total amount of $5,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

     The amount of each advance is subject to a maximum amount of $250,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.

     We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed offering price of $0.4947 per share, we would issue 10,107,136 shares of common stock to Cornell Capital Partners for net proceeds of $4,665,000. These shares would represent 38.95% of our outstanding common stock upon issuance. We are registering 10,107,136 shares of common stock for sale under the Equity Distribution Agreement. Assuming an offering price of $0.4947 per share, we should be able to fully utilize the entire $5,000,000 available under the Equity Distribution Agreement. If the average price for which we sold the shares under the Equity Distribution Agreement is lower than our assumed offering price of $0.4947 per share, we may need to register additional shares of common stock to fully utilize the shares we are registering under the Equity Distribution Agreement.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at an assumed offering price of $0.4947 per share and 25%, 50% and 75% discounts to the recent price.

Purchase Price:            $0.4947        $0.3710        $0.2474         $0.1237
No. of Shares(1):       10,107,136     10,107,136     10,107,136      10,107,136
Total Outstanding (2):  25,947,143     25,947,143     25,947,143      25,947,143
Percent Outstanding (3):    38.95%         38.95%         38.95%          38.95%
Net Cash to Donobi:     $4,665,000     $3,477,500     $2,290,000      $1,102,500

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

     Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners.

     All fees and expenses under the Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 208,696 shares of common stock on October 27, 2004. In addition, we issued 8,696 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following our request for an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 208,696 shares of common stock on October 27, 2004. The 5% retainage and the 208,696 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Equity Distribution Agreement.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $821.23, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,678.77 We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied them.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The fiscal year 2004 marked a distinct change in our business. In February of 2004, we purchased Donobi, Inc. (a Washington Corporation), an Internet solutions provider. Upon the closing of the transaction Donobi's management resumed the same roles within H-NET, thus changing control of the company. In July of 2004, we filed an 8-K with the SEC to notify the public of a redomicile of our company from Colorado to Nevada and a name change to Donobi, Inc. Both events were approved by a majority of our shareholders. On July 16, 2004 we held an annual meeting of shareholders pursuant to Notice and the Information Statement on Form 14-C previously filed with the SEC and approved by the SEC on July 2, 2004. On July 23, 2004, our articles of incorporation and bylaws were appropriately updated and Articles of Merger effecting the change with the Secretary of State of Colorado and Nevada were filed. As a result, on July 23, 2004 we changed our domicile from the State of Colorado to the State of Nevada, changed our name from H-Net.Net, Inc. to Donobi, Inc. and subsequently our trading symbol was changed from HNNT to DNOB. We believe these changes are in keeping with our operational direction and business objectives.

     During fiscal year 2004, we sold our unprofitable subsidiaries, H-NET.COM INC. (Canada) and AlphaBytes Computer Corporation (Canada) for an insignificant and miniscule gain. The moves represent our commitment to improving revenues, eliminating unprofitable business lines and focusing on our new business line operational goals. We will continue to focus on expanding our Internet service provider business lines and the markets served.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2004 COMPARED TO THE THREE MONTHS ENDED OCTOBER 31, 2003

     REVENUES

     Sales were $629,538 for the three months ended October 31, 2004 compared to sales of $588,747 for the three months ended October 31, 2003. Sales were $1,968,552 for the nine months ended October 31, 2004 compared to sales of $1,742,729 for the nine months ended October 31, 2003. This revenue increase of 7% and 13% for the three and nine months ended October 31, 2004 is attributed to an increase in Shared Tenant Services income resulting from new contract sales; a net increase in ISP and hosting income resulting from a fiber pricing increase for approximately 23% of our customer base and being offset by a loss of approximately 7% of our customer base due to cancellations; a decrease in retail income resulting from a decline in equipment sales and maintenance and technical support labor; and a decrease in video income resulting from customer cancellations.

     COST  OF  REVENUES

     Cost of sales was $275,995 for the three months October 31, 2004 compared to cost of sales of $297,928 for the three months ended October 31, 2003. Cost of sales was $817,561 for the nine months October 31, 2004 compared to cost of sales of $826,899 for the nine months ended October 31, 2003. This cost of sales decrease of 1% for the nine months ended October 31, 2004 is attributed to a decrease in subcontractor labor and equipment cost of sales due to reduced retail sales. The cost of sales decrease of 7% for the three months ended October 31, 2004 is attributed to an decrease in subcontractor labor and equipment cost of sales due to reduced retail sales; continued favorable pricing received from new digital line vendor/supplier agreements; and an increase in sales.

     Cost of sales consists of upstream and downstream connectivity costs, the cost of add-on services provided and resold to customers, the cost of equipment resold to customers, the cost of design and installation of connectivity, and the cost of third party sub consultants. Add-on services include purchased content such as video, news groups and enhancements such as web-browser accelerator, virus protection or spam filters. Connectivity costs include (i) fees paid to telecommunications companies and other non-related third parties for subscriber's connections to our network (ii) fees paid to backbone providers for connections from our network to the Internet.

     GROSS  PROFIT

     Gross profit of 56% and 49%, for the quarters ended October 31, 2004 and 2003, respectively, remained relatively constant between quarters.

     GENERAL  AND  ADMINISTRATIVE  EXPENSES

     Expenses of $767,627 for the three months ended October 31, 2004 increased 75% from the similar period ended October 31, 2003 of $439,371 because of the following several factors. Advertising consists primarily of creative and production costs, costs of media placement and direct advertising. Advertising costs are expensed as incurred. Advertising accounted for $11,021 for the three months ended October 31, 2004, a 3% increase compared to $10,746 for the prior quarter last year.

     Bad debts are recognized under the allowance method and are estimated based on several factors, such as percentage of credit sales, aging and past experience. Bad debts expensed were $23,811 for the three months ended October 31, 2004, compared to $0 for the prior quarter last year.

     Depreciation and Amortization for the three months ended October 31, 2004 totaled $24,456 compared to $22,539 in the prior quarter last year.

     Insurance consists of general business liability, auto, errors and omissions, and employee health insurance. Insurance costs accounted for $23,948 for the three months ended October 31, 2004, a 71% increase compared to $14,018 for the prior quarter last year.

     Investor relations consists primarily of consulting fees paid for planning, strategy, identifying strategic partners and alliances, business development, investor and public communication, corporate image and promotion, and general business management. Investor relations accounted for $310,824 for the three months ended October 31, 2004, compared to $0 for the prior quarter last year. Other professional and development fees consist primarily of accounting service fees, other general business consulting fees, legal fees, conference, seminars and training. Professional and development fees accounted for $358,850 for the three months ended October 31, 2004, which is a $320,554 increase compared to $38,296 for the prior quarter last year.

     Interest expense for the three months ended October 31, 2004, totaled $13,085 compared to $30,842 in the prior quarter last year.

     NET  LOSS

     Net loss for the three months ended October 31, 2004 was $(447,017) compared to $(199,886) for the three months ended October 31, 2003. The increase in net loss was primarily attributable to the aforementioned incurred expenses, of which a total of 325,000 shares of common stock were issued in lieu of cash at a fair-market value of $338,750.

     As  of  October  31,  2004,  we  had  an accumulated deficit of $2,121,906.

     RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED OCTOBER 31, 2004 COMPARED TO THE NINE MONTHS ENDED OCTOBER 31, 2003

     REVENUES

     Sales revenues for the nine months ended October 31, 2004 increased $225,823 (or 13%) to $1,968,552 as compared to $1,742,729 for the nine months ended October 31, 2003. The increase in sales revenues was due to an increase in Shared Tenant Services income resulting from new contract sales; a net increase in ISP and hosting income resulting from a fiber pricing increase for approximately 23% of our customer base and being offset by a loss of approximately 7% of our customer base due to cancellations; a decrease in Retail income resulting from a decline in equipment sales and maintenance and technical support labor; and a decrease in video income resulting from customer cancellations.

     COST  OF  REVENUES

     Cost of revenues for the nine months ended October 31, 2004 decreased $9,338 (or 1%) to $817,561 as compared to $826,899 for the nine months ended October 31, 2003. The decrease in cost of revenues was due to a decrease in subcontractor labor and equipment cost of sales due to reduced retail sales.

     Cost of sales consists of upstream and downstream connectivity costs, the cost of add-on services provided and resold to customers, the cost of equipment resold to customers, the cost of design and installation of connectivity, and the cost of third party sub consultants. Add-on services include purchased content such as video, news groups and enhancements such as web-browser accelerator, virus protection or spam filters. Connectivity costs include (i) fees paid to telecommunications companies and other non-related third parties for subscriber's connections to our network (ii) fees paid to backbone providers for connections from our network to the Internet.

     GROSS  PROFIT

     Gross profit as a percentage of sales ("gross profit margin") increased to 58.5% for the nine months ended October 31, 2004 from 52.6% for the nine months ended October 31, 2003. This increase was due primarily to increased revenue from new shared tenant service contracts and access and hosting fees, a decrease in cost of sales from reduced subcontract labor, and a reduction in digital line costs from new and renegotiated vendor-supplier agreements.

     GENERAL  AND  ADMINISTRATIVE  EXPENSES

     General, administrative expense for the nine month ended October 31, 2004 increased $388,059 (or 30.4%) to $1,664,038 as compared to $1,275,979 for the nine months ended October 31, 2003. The increase in general and administrative expenses was due mainly to several factors, as further defined below.

     Bad debts are recognized under the allowance method and are estimated based on several factors, such as percentage of credit sales, aging and past experience. Bad debts expensed were $45,005 for the nine months ended October 31, 2004, compared to $1,269 for the prior nine months last year.

     Depreciation and Amortization for the nine months ended October 31, 2004 totaled $58,242 compared to $46,098 in the prior nine months last year.

     Insurance consists of general business liability, auto, errors and omissions, and employee health insurance. Insurance costs accounted for $67,764 for the nine months ended October 31, 2004, a 25% increase compared to $54,295 for the prior nine months last year.

     Investor relations consists primarily of consulting fees paid for planning, strategy, identifying strategic partners and alliances, business development, investor and public communication, corporate image and promotion, and general business management. Investor relations accounted for $334,887 for the nine months ended October 31, 2004, compared to $0 for the prior nine months last year.

     Other professional and development fees consist primarily of accounting service fees, other general business consulting fees, legal fees, conference, seminars and training. Professional and development fees accounted for $435,959 for the nine months ended October 31, 2004, an increase of $351,008, compared to $84,951 for the prior nine-month period last year.

     NET  LOSS

     We had a net loss of $578,557 for the nine months ended October 31, 2004, as compared to a net loss of $378,906 for the nine months ended October 31, 2003.

     The increase in net loss was primarily attributable to the aforementioned incurred expenses, of which a total of 325,000 shares of free trading S-8 common stock were issued in lieu of cash at a fair-market value of $338,750.

     As  of  October  31,  2004,  we  had  an accumulated deficit of $2,121,906.

     RESULTS OF OPERATION FOR THE FISCAL YEAR ENDED JANUARY 31, 2004 COMPARED TO FISCAL YEAR ENDED JANUARY 31, 2003

     REVENUES

     Sales revenues were $2,221,992 for the year ended January 31, 2004 compared to sales of $1,080,442 for the year ended January 31, 2003. This revenue increase of 105% for the year ended January 31, 2004 is attributed to an increase in Shared Tenant Services income resulting from new contract sales; a net increase in ISP and hosting income resulting from a fiber pricing increase for our customer base and being offset by a loss of some of our customer base due to cancellations; a decrease in Retail income resulting from a decline in equipment sales and maintenance and technical support labor; and a decrease in video income resulting from customer cancellations.

     COST  OF  REVENUES

     Cost of revenues was $1,132,455 for the year ended January 31, 2004 compared to cost of sales of $547,837 for the year ended January 31, 2003. This cost of sales increase of 107% for the year ended January 31, 2004 is attributed to an increase in subcontractor labor and equipment cost of sales due to increased Retail sales and continued favorable pricing received from new digital line vendor/supplier agreements.

     Cost of revenues consists of upstream and downstream connectivity costs, the cost of add-on services provided and resold to customers, the cost of equipment resold to customers, the cost of design and installation of connectivity, and the cost of third party sub consultants. Add-on services include purchased content such as video, news groups and enhancements such as web-browser accelerator, virus protection or spam filters. Connectivity costs include (i) fees paid to telecommunications companies and other non-related third parties for subscriber's connections to our network (ii) fees paid to backbone providers for connections from our network to the Internet.

     GROSS  PROFIT

     Gross profit as a percentage of sales ("gross profit margin") for the fiscal year ended January 31, 2004 and remained unchanged at 49% for the fiscal year ended January 31, 2003.

     GENERAL  AND  ADMINISTRATIVE  EXPENSES

     Expenses of $1,593,446 for the year ended January 31, 2004 increased 66% from the similar period ended January 31, 2003 of $959,709 because of the following several factors.

     Advertising consists primarily of creative and production costs, costs of media placement and direct advertising. Advertising costs are expensed as incurred. Advertising accounted for $49,905 for the year ended October 31, 2004, a 18% increase compared to $42,213 for the prior year.

     Bad debts are recognized under the allowance method and are estimated based on several factors, such as percentage of credit sales, aging and past experience. Bad debts expensed were $6,527 for the year ended January 31, 2004, compared to $52,283 for the prior year. We better controlled our collection efforts in fiscal 2004.

     Depreciation and Amortization for the year ended January 31, 2004 totaled $22,205 compared to $66,300 in the prior year. The decrease is due to the shift in depreciation timing due to accelerated methods.

     Insurance consists of general business liability, auto, errors and omissions, and employee health insurance. Insurance costs accounted for $77,280 for the year ended January 31, 2004, a 74% increase compared to $44,485 for the prior year.

     Professional fees consists primarily of accounting service fees, other general business consulting fees, legal fees, conference, seminars and training. Professional fees accounted for $125,397 for the year ended January 31, 2004, a 446% increase compared to $22,944 for the prior fiscal year. The increase is attributable to new costs pertaining to the audit and consulting fees of being publicly traded.

     Interest expense for the year ended January 31, 2004, totaled $28,875 compared to $13,584 in the prior fiscal year.

     NET  LOSS

     Net loss for the year ended January 31, 2004 was $(857,162) in comparison with $(439,588) for the fiscal year ended January 31, 2003. The increase in net loss was primarily attributable to the aforementioned incurred expenses, a $124,629 loss due to impairment of goodwill and $202,075 in fees associated with the above mentioned acquisition.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of October 31, 2004, our total current assets were $302,819, which consisted of $11,697 of cash, $156,795 of accounts receivable, net of an allowance for doubtful accounts, and $134,327 of prepaid expenses.

     As of October 31, 2004, our total current liabilities were $988,822, which consisted of $388,181 of accounts payable and $600,641 of accrued expenses.

     We  had  negative  net  working  capital  at  October 31, 2004 of $686,003.

     We  had  a  net decrease in cash of $36,837 for the nine month period ended
October 31, 2004 as compared to a net increase in cash of $8,754 for the nine months ended October 31, 2003. Cash flows from financing activities represented our principal source of cash for the nine months ended October 31, 2004. Cash flows from financing activities during the nine months ended October 31, 2004 were $113,839, all of which came from proceeds from the issuance of common stock and borrowings on notes payable.

     During the nine months ended October 31, 2004, we had $136,401 cash used in operating activities as compared to the nine months ended October 31, 2003, where we had $289,799 cash used in operating activities. The cash used in operating activities for the nine months ended October 31, 2004 was due to accounts payable that increased by $65,049, prepaid expenses that increased by $21,983, and accounts receivable that increased by $38,737, and accrued expenses that decreased by $57,920. The cash we used for operating activities for the nine months ended October 31, 2003 was due to prepaid expenses that increased by $84,048, accounts payable that increased by $126,945, accrued expenses that increased by $12,913, and accounts receivable that increased by $26,823.

     On October 27, 2004, Donobi entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Donobi may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 97% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $250,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 208,696 shares of our common stock. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. On October 27, 2004, Donobi entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Donobi paid a one-time placement agent fee of 8,696 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock on October 27, 2004.

     In addition, on October 27, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase from us secured convertible debentures in an aggregate amount equal to $300,000. On October 29, 2004, Cornell Capital Partners purchased secured convertible debentures in the principal amount of $150,000. Cornell Capital Partners will purchase another $150,000 in secured convertible debentures upon the filing of this registration statement. These secured convertible debentures accrue interest at a rate of 6% per year and mature two years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 100% of the average of the three lowest closing bid price or our common stock for the 30 trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 3 business days' notice for 120% of the amount redeemed plus any accrued interest.

     Capital expenditures were $42,380 for the nine month period ended October 31, 2004 as compared to $90,139 for the nine month period ended October 31, 2003.

     We have no commitments from officers, directors or affiliates to provide funding. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of its expansion plans. Any additional financing may involve dilution to our then-existing shareholders.

     Our financing of operations to date have consisted of private sales of equity securities, loans from shareholders, loans from third parties, less cash flow used in operations. As of January 31, 2004, we had $48,534 in cash and net accounts receivable totaling $118,058.

     Operating activities had a net usage of cash in the amount of $473,314 during the fiscal year ended January 31, 2004 compared to $161,918 in the prior comparative fiscal year, reflecting mainly an excess of expenditures over revenues with a non-cash add back for the impairment to goodwill of $124,629. Net cash used in investing activities was $296,263 for the fiscal year ended January 31, 2004 as compared with net cash used in investing activities of $169,341 for the same period ended January 31, 2003. The increase in cash used was primarily attributable to a increase in deposits and more purchases of fixed assets and intangible assets.

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

     Net cash provided by financing activities was for the fiscal year ended January 31, 2004 was $779,455 as compared with net cash provided by financing activities of $353,330 for the fiscal year ended January 31, 2003. The decrease is attributable to more proceeds from the sale of common shares during the fiscal year ended October 31, 2004.

     The planned expansion of our business will require significant capital to fund capital expenditures, working capital needs, debt service and the cash flow deficits generated by operating losses. Our principal capital expenditure requirements will include (i) mergers and acquisitions (ii) development of operational support systems and (iii) additional product lines to be introduced and sold to our current customers.

     If additional capital financing arrangements, including public or private sales of debt or equity, or additional borrowings from commercial banks, are insufficient or unavailable, or we experience shortfalls in anticipated revenues or increases in anticipated expenses, we will modify our operations and growth strategies to match available funding. Additionally, the our ability to continue as a going concern is dependent upon our continued operations that in turn is dependent upon our ability to meet our financing requirements on a continuing basis, to maintain present financing, to achieve the objectives of its business plan and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

COMMITMENTS  FOR  CAPITAL  EXPENDITURES

     We have operating leases, primarily for office space and storage under which we are required to pay operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended January 31, 2004 and 2003 was $62,218 and $66,828, respectively.

OFF-BALANCE  SHEET  ARRANGEMENTS

     We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

                             DESCRIPTION OF BUSINESS

COMPANY  OVERVIEW

     Donobi, Inc. is an Internet solutions company providing voice, digital video (television), and data (Internet) services to residential, business, and municipality customers over a variety of mediums, including fiber optic and high-speed wireless technologies. We provide quality, reliable and scalable Internet access, web hosting and development, equipment co-location, and networking services to underserved markets. Our overall goal is to become the dominant Internet service provider and communications company for residents and small to medium-sized businesses within rural and semi-rural areas in the Western United States. Our current business is focused within the states of Washington and Oregon.

     Our business plan includes, among other things, expansion of our 1) Internet access services, 2) communications and content services, and 3) IT services, through product growth and maturity, and strategic mergers and acquisitions. We are currently organized into three major divisions that are closely integrated for maximum technical support, customer service and billing. The three divisions are: (i) Internet access services, consisting of Internet access and email, Shared Tenant Services (multi-family and hotel broadband deployments), and wireless 'Hotspots'; (ii) Communications and Content, consisting of digital video (television), VoIP (voice over Internet), and traditional phone services; and (iii) IT services, consisting web site hosting and development, electronic commerce, database design, consulting and implementation, and networking services.

BACKGROUND  INFORMATION

     Donobi began as a development and hosting company in late 1999 and early 2000 with the objective of assisting small and mid-size businesses with entering the digital world of the Internet and helping them to develop websites and share their internal data (such as inventory and products) with their customers and vendors so that they could compete with big business. Early developed products included delivery of dynamic reporting and inventory for the health care and real estate industries. A second generation of the company's multiple listing database exchange (DMX) continues in use today.

     During the middle of 2000, the company identified an opportunity in the rural Internet service provider market and acquired a local Internet service provider. This would be the first of a dozen acquisitions the company would complete over the next four (4) years. The opportunity identified was the vast number of rural and semi-rural Internet service providers across the United States run by individuals and small businesses. Our founders believed that efficiencies of operations and value could be gained by aggregating these ISP's in geographic regions and maintain the high level of customer service while reducing overall operation overhead. We believe this has proven to be a successful initiative, as we have continued to increased our subscriber base and improve our gross margins each year.

     In 2002, we recognized the trend towards broadband access and the coming of bundled services. With an eye towards the future, we made strategic acquisitions of companies representing customer on fiber optic networks, which included a video services company in 2003. We also launched our first Shared Tenant Service project, deploying "always on" broadband to a 150 unit multi-family dwelling utilizing a combination of hardwire and wireless technologies.

     With the desire to increase our exposure and access to capital markets, we completed a merger in February of 2004 with a public company (formerly known as H-NET) and subsequently changed our name to Donobi, Inc. and re-domiciled in the State of Nevada.

     Since the merger, we have developed relationships within the investment community, developed strategic relationships with vendors and other providers, expanded our digital video offering, deployed additional Shared Tenant Services properties, deployed wireless 'Hotspots' available to consumers, and are in the final analysis of our voice products for consumers. Finally, we completed Phase I development and deployment of our integrated customer accounting and management system built around Microsoft Corporation's Great Plains Accounting platform.

PRINCIPAL  PRODUCTS  AND  SERVICES

     Internet access is a core service offered to customers. Delivery of service is handled through many different mediums. Those include: dial-up access, Digital Subscriber Line (DSL), Fiber to the Home (FTTH), and high-speed wireless access. Along with access, we also include email administration and technical support for all our customers. Dial-up access, email administration and technical support are offered and available nationwide.

     Shared Tenant Services (STS) offers sophisticated technology-driven services and solutions that specifically address the Internet connectivity issues facing the majority of apartment communities, the hospitality industry (hotels), commercial properties, and government housing - the ability to obtain high-speed Internet access at a reasonable per unit cost. STS uses a combination of hardwired, fiber optic cabling, and high-speed wireless technologies to provide constant, always on, broadband Internet access to each unit within a project through a contracted service at rates below that of traditional dial-up access.

     Donobi Hotspots were officially launched in the later part of 2004. Hotspots are wireless access points of presence within communities that allow customers to remotely access the Internet from laptop computers and other mobile devices. We have joined the Airpath Provider Alliance (APA) (www.airpath.com), and as part of the APA, Donobi Hotspot customers are able to access over 3,500 wireless networks throughout the world.

     We offer digital video to customers on the fiber optic portion of the network under the Donobi Television (D TV) product name. The Company offers over 130 digital channels that it offers its customers over three (3) different tiered video packages. As this product expands and develops, additional products and services will be available through the Company, such as Video on Demand, Pay-Per-View, and the selling of commercial advertising space on our network.

     We offer a number of IT services to its customers. Some of those include web site design, database development, on-site networking services, and consulting services. These added value services have increase revenues as well as the growth and retention of customers on many of the Company's core products.

COMPETITION

     We compete in the Internet services market, which is extremely competitive. The Company's current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than the Company, such as AOL, MSN, and EarthLink, discount ISPs such as United Online (NetZero and Juno brands) and smaller regional and local ISPs. We also compete with providers of video content in certain regions. Some of those competitors include satellite providers (such as DISH and DirecTV), local video content providers (VIB.tv), and local cable operators (Northland Cable).

     While we face competition from emerging technologies, such as wireless broadband, cable, and DSL technologies, we also are able to capitalize on these developments to deploy service across these networks, since we are not entirely dependent on one technology for the delivery of our services. However, we must keep pace with these developments if we desire to continue delivering a competitive quality of service across these networks.

We  currently  have  22  full-time  employees.

CUSTOMERS

     Donobi provides internet access and video services to individual residential and business customers. Additionally, we provide individuals and businesses with web hosting and design services, networking services, wireless communications, database development, and technology consulting. Our current growth and customer churn experiences have been related to a net loss of 8% with our dial-up customers, a 5% net increase in web hosting clients and a 6% net increase in broadband customers. Other products and services offered have remained relatively constant.

                                   MANAGEMENT

OFFICERS  AND  DIRECTORS

     The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elect our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

     As of December 23, 2004, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:



NAME  OF  DIRECTOR/
EXECUTIVE  OFFICER        AGE     POSITION                    PERIOD  SERVED
------------------        ---     --------                    --------------
William M. Wright         39      Chief Executive             February 16, 2004 to Present
                                  Officer and Director
Judy  A. Henry            43      Chief Financial Officer     July 16, 2004 to Present
Melissa A. Tippets        35      Secretary                   July 16, 2004 to Present
Clark Whitney             53      Director                    October 6, 2004 to Present


     Below are the biographies of each of our officers and directors as of December 23, 2004.

     WILLIAM M. WRIGHT, CHIEF EXECUTIVE OFFICER AND DIRECTOR, Mr. Wright is a founding member of Donobi, Inc., instrumental in developing Donobi from concept to realization by December of 1999. After 15 years of experience and knowledge in financial management and business operations, Mr. Wright began running the company full time in early 2001, leading the successful acquisition of five companies in six months. To date, he has orchestrated a dozen acquisitions and mergers and continues to be strongly focused on the growth of Donobi. Mr. Wright received his Bachelors of Science in Business Administration with an emphasis in Financial Services from San Diego State University, California and is a licensed Real Estate Broker in the State of Washington.

     JUDY A. HENRY, CHIEF FINANCIAL OFFICER, has over 12 years experience as a professional in both private industry and public accounting. Ms. Henry has broad range of experience in service and retail industries performing accounting, financial management, information systems management, human resource and benefits administration, contract administration, strategic and operational planning. Ms. Henry came to Donobi in December 2002 as the Controller and was promoted to Chief Financial Officer following the public merger. Prior to that, Ms. Henry was a Corporate Controller for closely held corporation with annual revenues to $10M from December 2001 to December 2002, performed as a Senior Consultant for a national CPA firm from January 2001 to December 2001, and was the Corporate Controller for technology and service corporations from 1991 until 2001. She is within 95% completion of a Masters in Business Administration from Pacific Lutheran University. She received her Bachelors of Science Degree in Accounting and her Bachelors of Science Degree in Business Administration with an emphasis in Finance from Central Washington University.

     MELISSA A. TIPPETS, SECRETARY, is the Operations Manager and Corporate Secretary. Ms. Tippets came to Donobi in May of 2000. She is responsible for all aspects of Human Resources and is responsible for implementing our office policies and procedures. Ms. Tippets achieved her Professional in Human Resources (PHR) certification in June 2004. Ms. Tippets is an instrumental part of our acquisition team and has contributed to the success of a dozen mergers and acquisitions since 2001. Ms. Tippets currently oversees both offices in Washington State. Her immediate prior experience includes 8 years working in mortgage banking, supervising staff, processing and coordinating multiple branch resources necessary to maintain annual revenues in excess of $12M.

     CLARK WHITNEY, DIRECTOR, is the President of Clarke Whitney, CPA's, P.S., headquartered in Bremerton, Washington. Mr. Whitney has been President of Clarke Whitney, CPA's, P.S., for the past twenty years. Mr. Whitney is a Certified Public Accountant with financial accounting experience compiling, reviewing and auditing financial statements and accompanying supporting schedules for the past 30 years. Mr. Whitney graduated from the University Of Puget Sound School Of Business in 1973 with a Bachelor of Science degree in accounting. He has been a licensed Certified Public Accountant since 1978.

INVOLVEMENT  IN  LEGAL  PROCEEDINGS

     None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

     None of our executive officers or directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

     None of our executive officers or directors are the subject of any pending legal proceedings.

AUDIT  COMMITTEE

     We do not have an audit committee. Mr. Wright and Mrs. Henry perform some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document. Upon the receipt of sufficient financing and the availability of working capital, we plan to increase our board of directors and pay for the services of a financial expert.

EXECUTIVE  COMPENSATION

     The following table sets forth, for the fiscal year ended January 31, 2004, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated (the "Named Executive Officers"), with respect to services rendered by such persons to Donobi and its subsidiaries.


                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                          -----------------------------------------       --------------------------------------------
     NAME AND                                                             RESTRICTED      SECURITIES
     PRINCIPAL                                             OTHER            STOCK         UNDERLYING         OTHER
     POSITION              YEAR     SALARY     BONUS    COMPENSATION        AWARDS         OPTIONS        COMPENSATION
     --------              ----     ------     -----    ------------      ---------       ----------      ------------
William M. Wright, III     2004     114,000      --              --              --              --                 --
CEO and Director           2003      96,000      --              --              --              --                 --
                           2002      96,000      --              --              --              --                 --


OPTION  GRANTS

     There  has  been  no  options  granted  by  Donobi.

COMPENSATION  OF  DIRECTORS

     Our directors do not receive compensation for their services as directors, but may be reimbursed for their reasonable expenses for attending board meetings.

EMPLOYMENT  AGREEMENTS

     None.

                             DESCRIPTION OF PROPERTY

     We do not own any real property. We lease 3,600 square feet of office space located at 3256 Chico Way, Bremerton, Washington. These facilities are our primary offices from which we operate our business. Our annual rent is approximately $3,676 per month. We lease a secured facility located at 124 East Third Avenue, #203, Moses Lake, Washington. This space is approximately 1,200 square feet and our rent on this space is $1,100 per month. Both of these sites provide adequate space for our current and future operations.
We have two other satellite facilities located at 9546 Silverdale Way, Silverdale, Washington, and 324 South Ash Street, Suite #1, Moses Lake, Washington. Each location provides 500 square feet of office space. We lease these offices for $800 per month and $150 per month, respectively.

                                LEGAL PROCEEDINGS

     We  have  no  pending  litigation.

                             PRINCIPAL STOCKHOLDERS

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The table below sets forth information with respect to the beneficial ownership of our common stock as of December 23, 2004 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock;
(ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.


                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       -----------------------------------------------
                         NAME AND ADDRESS               AMOUNT AND NATURE OF        PERCENTAGE
    TITLE OF CLASS     OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        OF CLASS(1)(4)
    --------------     -------------------              --------------------        --------------

                       William M. Wright                    2,662,600                   16.81 %
                       3256  Chico  Way,  N.W.
                       Bremerton,  Washington  98312

                       Brett T. Green                       2,595,000                   16.38 %
                       3256  Chico  Way,  N.W.
                       Bremerton,  Washington  98312

                       Terry L. Stein                       1,660,000                   10.48 %
                       3256  Chico  Way,  N.W.
                       Bremerton,  WA  98312

                       Total                                6,917,600                   43.67 %




                                 SECURITY OWNERSHIP OF MANAGEMENT
                                 --------------------------------
                         NAME AND ADDRESS               AMOUNT AND NATURE OF        PERCENTAGE
    TITLE OF CLASS     OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        OF CLASS(1)(3)
    --------------     -------------------              --------------------        --------------

                       William M. Wright, CEO                2,662,600                  16.81 %
                       3256  Chico  Way,  N.W.
                       Bremerton,  Washington  98312

                       Melissa Tippets, Corporate Secretary    260,798                   1.65 %
                       3256  Chico  Way,  N.W.
                       Bremerton,  Washington  98312

                       Judy Henry, CFO                          85,273                   0.54 %
                       3256  Chico  Way,  N.W.
                       Bremerton,  Washington  98312

                       All Officers and Directors
                       as a Group                           3,008,671                    18.99%


_______________

(1)     Less  than  1%.

(2) Applicable percentage of ownership is based on 15,840,007 shares of common stock outstanding as of December 23, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 23, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the year ended January 31, 2004, we earned $41,690 from a company related to it through common ownership and directorship. WarrentyGuy.com - related party: Bill Wright, CEO has ownership interest in WarrentyGuy.com.

     During the years ended January 31, 2004 and 2003, we earned $64,655 and $24,679, respectively, from a company related to it through common ownership and directorship. Westsound Bank - related parties: 1) Louis Weir Chairman of Westsound Bank, was on the Board of Directors while Donobi was privately held and resigned prior the merger, he currently owns less than 1% of Donobi; 2) Brett Green became Vice President of Mortgage Banking for Westsound Bank in December 2003, Brett is Donobi's former Chairman of the Board while privately held and resigned prior to the merger, he is a beneficial shareholder of Donobi 16.38%.

     During the year ended January 31, 2004, we paid $41,429 to a company related to it through common ownership to purchase telecom lines for ISP connectivity from OlyPen, Inc. - related parties: Mike Breen, Terry Kennedy, John Himelberger who own & operate OlyPen, Inc. and are each current shareholders; 2.6% shareholder, less than 1% shareholder, and less than 1% shareholder respectively; all three represent 3.7% ownership in Donobi combined.

     We did not give anything of value to, or receive anything of value from, any promoter during the fiscal years 2003 or 2002.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     (A)     MARKET  INFORMATION

     "Bid" and "asked" offers for the common stock are listed on the NASDAQ Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc. Our common stock began trading in May 1994, under the trading symbol "HNNT". The symbol was changed to "DNOB" in connection with our reverse merger and name change on February 16, 2004.

The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     YEAR 2002                                HIGH BID         LOW BID
     ---------                                --------         -------
     January  2  thru  March  28,  2002        $1.45            $0.35
     April  1  thru  June  28,  2002           $0.77            $0.35
     July  1  thru  September  30,  2002       $0.65            $0.36
     October  1  thru  December  31,  2002     $0.58            $0.13

     YEAR 2003                                HIGH BID         LOW BID
     ---------                                --------         -------
     January  2  thru  March  31,  2003        $0.13            $0.03
     April  1  thru  June  30,  2003           $0.24            $0.03
     July  1  thru  September  30,  2003       $0.35            $0.10
     October  1  thru  December  31,  2003     $0.17            $0.075

     YEAR 2003                                HIGH BID         LOW BID
     ---------                                --------         -------
     January  2  thru  January  23,  2004      $0.101           $0.075
     January  26  thru  March  31,  2004
     (after  a  1  for  32  reverse  split)    $2.50            $0.51
     April  1  thru  June  30,  2004           $1.10            $0.35
     July  1  thru  September  30,  2004       $0.80            $0.35
     October  1  thru  November  12,  2004     $1.20            $0.45

     (B)     HOLDERS  OF  COMMON  STOCK

     As of December 23, 2004, we had approximately 494 shareholders of our common stock and 15,840,007 shares of our common stock were issued and outstanding.

     (C)     DIVIDENDS

     We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

(D)     SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION PLANS
None.

                            DESCRIPTION OF SECURITIES

GENERAL

     Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of December 23, 2004, there were 15,840,007 outstanding shares of common stock. We are authorized to issue 5,000,000 shares of preferred stock but to date none of the shares of preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

COMMON  STOCK

     Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED  STOCK

     We are authorized to issue 5,000,000 shares of $0.001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

CONVERTIBLE  DEBENTURES

     We have secured convertible debentures convertible into approximately 1,304,348 shares of our common stock. These secured convertible debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 100% of the average of the three lowest closing bid price of our common stock for the 30 trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon 3 business days' notice for 120% of the amount redeemed.

LIMITATION  OF  LIABILITY:  INDEMNIFICATION

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of Donobi. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Donobi pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER  EFFECTS  OF  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION

AUTHORIZED  AND  UNISSUED  STOCK

     The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Donobi that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Donobi's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Donobi by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                                     EXPERTS

     The consolidated financial statements for the years ended January 31, 2004 and 2003, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Bongiovanni & Associates, P.A., independent auditors, as stated in their report appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the reports of Bongiovanni & Associates, P.A. given upon their authority as experts in accounting and auditing.

TRANSFER  AGENT

     The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc. Their address is 7130 Nob Hill Road, Tamarac, Florida 33321 and their telephone number is (954) 726-4954.

                                  LEGAL MATTERS

     The Law Offices of Michael E. Kulwin will pass upon the validity of the shares of common stock offered hereby.

                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to E/S Corporation and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Donobi with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Donobi which filed electronically with the SEC at the following Internet address:
(http:www.sec.gov).

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL  STATEMENTS  AS  OF  OCTOBER  31,  2004  (UNAUDITED)

Consolidated Balance Sheet as of October 31, 2004                            F-2
Consolidated Statement of Operations for the Three and Nine
Months Ended October, 2004 and 2003                                          F-3
Consolidated Statement of Cash Flows for the Three and Nine
Months Ended October 31, 2004 and 2003                                       F-4
Notes  to  the  Consolidated  Financial  Statements
Three and Nine Months Ended October 31, 2004 and 2003                  F-5 - F-7

FINANCIAL  STATEMENTS  AS  OF  JANUARY  31,  2004  AND  2003  (AUDITED)

Independent Auditors' Report                                                 F-8
Consolidated Balance Sheet as of January 31, 2004                            F-9
Consolidated  Statement  of  Operations for the
Years Ended January 31, 2004 and 2003                                       F-10
Consolidated  Statement of Stockholders' Deficit
for the Years Ended January 31, 2004 and 2003                               F-11
Consolidated  Statements  of Cash Flows for the
Years Ended January 31, 2004 and 2003                                       F-12
Notes to Consolidated Financial Statements
January 31, 2004 and 2003                                            F-13 - F-24

                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF OCTOBER 31, 2004

ASSETS                                                          OCTOBER 31, 2004
                                                                ----------------

CURRENT  ASSETS:
   Cash and cash equivalents                                            $ 11,697
   Accounts  receivable,  net  of  allowance  for
    doubtful accounts of $25,789                                         156,795
   Costs incurred in excess of billings                                   64,372
   Prepaid expenses and other current assets                              32,455
   Deferred charge                                                        37,500
                                                                   -------------
     TOTAL CURRENT ASSETS                                                302,819

FIXED  ASSETS
   Furniture and fixtures                                                 53,174
   Vehicles                                                               37,639
   Computer hardware                                                     408,614
   Tenant improvements                                                     6,839
   Accumulated depreciation                                            (192,614)
                                                                   -------------
     TOTAL NET FIXED ASSETS                                              313,653

OTHER  ASSETS
   Note Receivable                                                         4,400
   Intangible assets, net of accumulated amortization of $23,238         496,110
   Deposits                                                                9,135
                                                                   -------------
     TOTAL OTHER ASSETS                                                  509,644

     TOTAL ASSETS                                                  $   1,126,116
                                                                   =============

LIABILITIES  AND  STOCKHOLDERS'  DEFICIT

CURRENT  LIABILITIES
   Accounts payable and accrued expenses                           $     388,181
   Deferred revenue                                                      139,615
   Current portion of capitalized lease obligations                       29,480
   Current portion of notes payable                                      431,546
                                                                   -------------
     TOTAL CURRENT LIABILITIES                                           988,822
                                                                   -------------

LONG-TERM  DEBT
   Notes payable                                                         304,337
   Capitalized lease obligations                                          38,628
                                                                   -------------
     TOTAL LONG-TERM DEBT                                                342,965
                                                                   -------------

STOCKHOLDERS'  DEFICIT
   Common  stock ($.001 par value, 100,000,000 shares authorized;
    15,215,007 shares issued and outstanding at October 31, 2004)         15,215
   Preferred  stock  ($.001  par  value;  5,000,000  shares
    authorized, no shares issued and outstanding at October 31, 2004)          -
   Treasury stock                                                        (2,274)
   Additional paid in capital                                          1,670,785
   Additional paid in capital - treasury stock transactions              232,509
   Retained deficit                                                  (2,121,906)
                                                                   -------------
     TOTAL STOCKHOLDERS' DEFICIT                                       (205,671)
                                                                   -------------

    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $   1,126,116
                                                                   =============


                                 DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 2004 AND 2003
===============================================================================================================

                                          Three Months Ended October 31,        Nine Months Ended October 30,
                                              2004                2003               2004              2003
                                          ------------        ------------       ------------      ------------

REVENUES:
   Sales                                   $ 629,538           $ 588,747        $ 1,968,552       $ 1,742,729
   Cost of sales                            (275,995)           (297,928)          (817,561)         (826,899)
                                        ------------         ------------      ------------      ------------
     Gross profit                            353,543             290,819          1,150,991           915,830

EXPENSES:
   Advertising                                11,021              10,746             34,514            40,744
   Salaries, wages and related taxes         231,064             263,532            699,703           759,931
   Depreciation                               21,410              15,366             58,242            46,098
   Amortization                                3,045               7,173              9,135            21,760
   Dues and subscriptions                        553               1,363              4,548             3,334
   Insurance                                  23,948              14,018             67,764            54,295
   Office supplies                             3,094                 554             33,138            26,639
   Finance, credit card and bank charges       9,141               8,721             24,079            35,449
   Other general and administrative            2,562              16,781              1,834            27,390
   Taxes and licenses                         29,067                   0             95,407               226
   Postage and delivery                        6,694               7,186             19,317            19,544
   Professional fees                         358,850              38,296            435,595            84,951
   Repairs and maintenance                     3,391               3,000              9,699             6,977
   Telephone                                  12,683              18,694             39,544            48,771
   Travel and entertainment                    5,869               8,277             19,162            27,246
   Rent                                       19,468              23,438             62,218            66,828
   Utilities                                   1,955               2,226              5,132            4,527
   Bad debts                                  23,811                   0             45,005             1,269
                                        ------------        ------------       ------------      ------------
     Total Expenses                          767,627             439,371          1,664,038         1,275,979
                                        ------------        ------------       ------------      ------------

Loss from operations                      $ (414,084)         $ (148,552)        $ (513,047)       $ (360,148)

OTHER  INCOME  (EXPENSE):
   Loss on disposal of fixed assets           1,271              (22,901)           (22,901)                -
   Interest expense                         (13,085)             (30,842)           (22,857)          (21,070)
   Other income                                  30                2,409              1,398             2,312
   Other Expense                            (21,150)                   0            (21,150)
                                        ------------        ------------       ------------      ------------
     Total other expense                    (32,934)             (51,334)           (65,510)          (18,758)
                                        ------------        ------------       ------------      ------------
     Net loss before income taxes          (447,017)            (199,886)          (578,557)         (378,906)

     Provision for income taxes                   -                    -                  -                 -

NET LOSS                                 $ (447,017)          $ (199,886)        $ (578,557)       $ (378,906)
                                        ============        =============      =============     ============

Basic  and  fully  diluted  net
 loss per common share:                     $ (0.03)             $ (0.02)           $ (0.04)         $ (0.05)
                                        ============        =============      =============     ============

Weighted  average  common
 shares outstanding                      14,990,007             9,993,321         14,917,229        8,475,526
                                        ============        =============      =============     ============


                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED OCTOBER 31, 2004 AND 2003

                                                       2004             2003
                                                    ----------       ----------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
   Net loss                                         $ (578,557)      $ (387,913)
Adjustments  to  reconcile  net  loss  to  net
cash  (used  in)  operating  activities:
     Depreciation                                       58,242           46,098
     Amortization                                        9,135           21,760
     Bad debts                                          45,005            1,269
     Conversion to par value stock                      14,880                -
     Common stock issued for services rendered         338,750                -
     Treasury stock tendered for compensation           29,735                -
   (Increase)  decrease  in  operating  assets:
     Accounts receivable                               (38,737)         (26,823)
     Costs incurred in excess of billings               (3,307)         (71,227)
     Prepaid expenses and other assets                 (18,676)         (12,821)
   Increase  (decrease)  in  operating  liabilities
     Accounts payable and accrued expenses              65,049          126,945
     Deferred revenue                                  (20,420)          12,913
     Deferred charge                                   (37,500)               0
                                                    ----------       ----------
NET CASH (USED IN) OPERATING ACTIVITIES               (136,401)        (289,799)
                                                    ----------       ----------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
   (Increase) decrease in deposits                      28,105          (11,030)
   (Increase) in intangible assets                           0         (139,650)
    Purchases of fixed assets                          (42,380)         (90,139)
                                                    ----------       ----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES    (14,275)        (240,819)
                                                    ----------       ----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
   Principal repayments under capitalized
    lease obligations                                  (13,267)          (4,657)
   Borrowings on notes payable                          49,353          133,660
   Principal repayments on notes payable              (172,247)         (81,631)
   Proceeds from treasury stock resold to investors    250,000                -
   Sale of common shares                                     -          492,000
                                                    ----------       ----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES         113,839          539,372
                                                    ----------       ----------

     NET (DECREASE) IN CASH AND CASH EQUIVALENTS       (36,837)           8,754

CASH  AND  CASH  EQUIVALENTS,
   BEGINNING OF THE PERIOD                              48,534           38,656
                                                    ----------       ----------

END OF THE PERIOD                                     $ 11,697         $ 47,410
                                                    ==========       ==========

SUPPLEMENTARY  CASH  FLOW  INFORMATION  OF  NON-CASH
 FINANCING  AND  INVESTING  ACTIVITIES:

   Treasury stock tendered for compensation           $ 36,695         $      -
                                                    ==========       ==========

   Purchase of fixed assets under capitalized lease   $ 57,192         $      -
                                                    ==========       ==========

   Common stock issued for services rendered         $ 338,750         $      -
                                                    ==========       ==========

                       DONOBI, INC. (FKA H-NET.NET, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
        THREE AND NINE MONTHS ENDED OCTOBER 31, 2004 AND OCTOBER 31, 2003

NOTE  1.  ACCOUNTING  POLICIES

(A)     REVERSE  MERGER

On February 16, 2004, the Company and Donobi, Inc., an unrelated Washington corporation ("Donobi"), executed an addendum and closed on an Acquisition Agreement and Plan of Reorganization (the "Agreement") for the acquisition by the Company, of all of the issued and outstanding stock of Donobi. This transaction was passed upon and approved by a majority of Board of Directors of each company and was codified in the form of a definitive agreement originally executed by the parties on December 30, 2003.

Pursuant to the Agreement, Donobi exchanged all of its issued and outstanding common stock for 13,558,750 shares of newly issued common stock of the Company. As a result of the transaction, a change of control of the Company has occurred and Donobi shareholders, as a group, now hold a majority of the Company's issued and outstanding common stock.

The acquisition resulted in a tax-free exchange for federal and state income tax purposes. The transaction was accounted for as a reverse merger in accordance with Accounting Principles Board Opinion No. 16 wherein the shareholders of Donobi, Inc., the accounting acquirer, retained the majority of the outstanding common stock of the Company, the legal acquirer, after the merger. H-Net.net, Inc. had miniscule prior operating history. Therefore, for presentation purposes herein, the accounts of Donobi, Inc. are presented for the three and nine months ended October 31, 2004 and October 31, 2003 for comparative purposes.

(B)     BASIS  OF  PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at October 31, 2004, the results of operations for the three and nine month periods ended October 31, 2004 and 2003, and cash flows for the nine months ended October 31, 2004 and 2003. The results for the period ended October 31, 2004 are not necessarily indicative of the results to be expected for the entire fiscal year ending January 31, 2005. These financial statement should be read in conjunction with the financial statements and notes for the year ended January 31, 2004 appearing in the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission.

(C)     PRINCIPLES  OF  CONSOLIDATION

All  subsidiaries  have  been included in the consolidated financial statements.
All  intercompany  accounts  have  been  eliminated.

(D)     FIXED  ASSETS

Fixed assets are stated at cost less accumulated depreciation. Expenditures over $1,000 that would increase the value or extend the useful life of property and equipment are capitalized. Depreciation is provided on a straight-line basis over the estimated useful life of the assets that range from 5 years for equipment to 7 years for furniture.

                       DONOBI, INC. (FKA H-NET.NET, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
        THREE AND NINE MONTHS ENDED OCTOBER 31, 2004 AND OCTOBER 31, 2003

(E)     GOING  CONCERN
We have suffered recurring losses from operations, have a negative book value and have negative working capital as of October 31, 2004. In addition, we have yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to our ability to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding from new investors to alleviate our working capital and book value deficiencies, and 2) implement a cost reduction plan and a plan to increase sales. Our continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

(F)     MANAGEMENT'S  USE  OF  ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Actual  results  could  differ  from  those  estimates.

(G)     REVENUE  RECOGNITION

Revenues are recognized when the products are shipped. Internet related revenues are recorded when they are rendered and earned. Revenues from support and maintenance contracts are recognized over the term of the contract. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

We follow the percentage of completion method of accounting for contracts. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset in the accompanying balance sheet.

(H)     LOSS  PER  SHARE

We report loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

                       DONOBI, INC. (FKA H-NET.NET, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
        THREE AND NINE MONTHS ENDED OCTOBER 31, 2004 AND OCTOBER 31, 2003

NOTE  2.  CAPITAL  STOCK

We are authorized to issue 100,000,000 and 5,000,000 common and preferred shares, respectively, with a par value of $.001.

NOTE  3.  EARNINGS  (LOSS)  PER  SHARE

Earnings (loss) per share are calculated using the weighted average number of common shares outstanding and common share equivalents. The average number of shares outstanding under this assumption is as follows:

     Three  Months  Ended  July  31,  2004     14,889,942
     Three  Months  Ended  July  31,  2003      9,993,321
     Six  Months  Ended  July  31,  2004       14,884,942
     Six  Months  Ended  July  31,  2003        8,475,526

NOTE  5.  COMMITMENTS

We lease our main office facilities, from a party related through common ownership, under an agreement that expires in February 2008. We lease other office facilities on a month-to-month basis of $800 per month and we lease our server room under a lease of $150 per month. This lease expires on November 30, 2004. Also, we lease certain software and hardware under an operating lease of $1,511 per month for 36 months. This lease expires June 28, 2007. Minimum rentals under the non-cancelable leases exceeding one year are as follows:

                                                       2005           $   52,568
                                                       2006               62,250
                                                       2007               59,921
                                                       2008               51,468
                                                       2009                8,578
                                                                 ---------------
                                                                     $   234,785
                                                                 ===============

Rent expense was $19,468 and $23,438 for the three months ending October 31, 2004 and 2003, respectively. Rent expense was $62,218 and $66,828 for the nine months ending October 31, 2004 and 2003, respectively.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Board  of  Directors:
Donobi,  Inc.

We have audited the consolidated balance sheet of Donobi, Inc. and its wholly owned subsidiaries as of January 31, 2004, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended January 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Donobi, Inc. and its wholly owned subsidiaries as of January 31, 2004, and the consolidated results of its operations and its cash flows for the years ended January 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has negative working capital, has a stockholders' deficit and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BONGIOVANNI  &  ASSOCIATES,  P.A.

CORNELIUS,  NORTH  CAROLINA

April  29,  2004

                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31, 2004

                                  JAN. 31, 2004
                                  -------------

                                     ASSETS
                                     ------

CURRENT  ASSETS:
----------------
   Cash and cash equivalents                                           $ 48,534
   Accounts receivable, net of allowance for
    doubtful accounts of $ 5,258                                        118,058
   Costs incurred in excess of billings                                  61,065
   Prepaid expenses and other current assets                             13,779
                                                                     ----------
     TOTAL CURRENT ASSETS                                               241,436
                                                                     ----------

FIXED  ASSETS
-------------
   Furniture and fixtures                                                53,174
   Vehicles                                                              37,639
   Computer hardware                                                    309,406
   Tenant improvements                                                    6,394
   Accumulated depreciation                                            (134,596)
                                                                     ----------
     TOTAL NET FIXED ASSETS                                             272,017
                                                                     ----------

OTHER  ASSETS
-------------
   Intangible assets, net of accumulated amortization of $13,259        507,500
   Deposits                                                              37,240
                                                                     ----------
     TOTAL OTHER ASSETS                                                 544,740
                                                                     ----------
     TOTAL ASSETS                                                   $ 1,058,193
                                                                     ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT  LIABILITIES:
---------------------
   Accounts payable and accrued expenses                              $ 453,230
   Deferred revenue                                                     160,035
   Current portion of capitalized lease obligation                       11,808
   Current portion of notes payable                                     430,927
                                                                     ----------
     TOTAL CURRENT LIABILITIES                                        1,056,000
                                                                     ----------

LONG-TERM  DEBT
---------------
   Notes payable                                                         53,621
   Capitalized lease obligation                                          12,739
                                                                     ----------
     TOTAL LONG-TERM DEBT                                                66,360
                                                                     ----------

STOCKHOLDERS'  DEFICIT
----------------------
   Common  stock  (no  par  value, 100,000,000 shares authorized;
    13,558,750 shares issued and outstanding at January 31, 2004)             -
   Treasury stock                                                      (49,500)
   Additional paid in capital                                         1,528,681
   Retained deficit                                                  (1,543,348)
                                                                     ----------
     TOTAL STOCKHOLDERS' DEFICIT                                        (64,167)
                                                                     ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $ 1,058,193
                                                                     ==========

                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003

                                                    For the Year Ended Jan. 31,
                                                    ---------------------------
                                                       2004             2003
                                                    ----------       ----------
REVENUES:
   Sales                                           $ 2,221,992      $ 1,080,442
   Cost of sales                                    (1,132,455)        (547,837)
                                                    ----------       ----------
     Gross profit                                    1,089,537          532,605
                                                    ----------       ----------

EXPENSES:
   Advertising                                          49,905           42,213
   Salaries, wages and related taxes                   947,120          554,115
   Depreciation                                         22,205           66,300
   Amortization                                          6,531            2,391
   Dues and subscriptions                                4,976            5,846
   Insurance                                            77,280           44,485
   Office supplies                                      35,071           13,905
   Finance, credit card and bank charges                43,907           10,185
   Other general and administrative                     27,693           28,273
   Taxes and licenses                                   37,754           19,065
   Postage and delivery                                 26,731            8,964
   Professional fees                                   125,397           22,944
   Repairs and maintenance                               9,071            3,789
   Telephone                                            64,445           25,859
   Travel and entertainment                             32,193           11,124
   Rent                                                 70,950           46,622
   Utilities                                             5,690            1,346
   Bad debts                                             6,527           52,283
                                                    ----------       ----------
     Total Expenses                                  1,593,446          959,709
                                                    ----------       ----------

     Loss from operations                           $ (503,909)      $ (427,104)

OTHER  INCOME  (EXPENSE):
   Loss from impairment of goodwill                   (124,629)               -
   Interest expense                                    (28,875)         (13,584)
   Other income                                          2,326            1,100
                                                    ----------       ----------
     Total other expense                              (151,178)         (12,484)
                                                    ----------       ----------

     Loss before income taxes and extraordinary item  (655,087)        (439,588)

   Provision for income taxes                                -                -
                                                    ----------       ----------

     Loss before extraordinary item                   (655,087)        (439,588)

     Extraordinary item - fees
      associated with acquisition                     (202,075)               -
                                                    ----------       ----------

     NET LOSS                                       $ (857,162)      $ (439,588)
                                                    ==========       ==========

   Basic and fully diluted net loss per common share:  $ (0.07)     $     (0.04)
                                                    ==========       ==========

   Weighted average common shares outstanding       12,609,817       11,227,033
                                                    ==========       ==========

    The accompanying notes are an integral part of these consolidated financial statements


DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003

                                          Common Stock
                                       -------------------        Additional Paid-in        Treasury      Retained
                                       Shares        Amount             Capital               Stock       (Deficit)
                                      --------      --------      ------------------        --------      ---------

Balances, January 31, 2002          10,793,183      $      -               $ 360,991        $      -     $ (246,598)

Net loss for the year                        -             -                        -              -       (439,588)

Issuance of common shares
 for acquisitions                      215,000             -                   6,499               -              -

Sale of common stock                   652,700             -                 276,350               -              -

Balances, January 31, 2003          11,660,883             -               $ 643,840        $      -     $ (686,186)

Net loss for the year                        -             -                       -               -       (857,162)

Purchase of treasury shares                  -             -                       -         (49,500)             -

Issuance of common
 shares for services                    11,025             -                   5,512               -              -

Issuance of common
 shares placed in escrow               375,000             -                       -               -              -

Sale of common stock                 1,511,842             -                 879,329               -              -

Balances, January 31, 2004          13,558,750      $      -             $ 1,528,681     $ (49,500)    $ (1,543,348)
                                    ----------      --------             -----------     ---------     ------------


    The accompanying notes are an integral part of these consolidated financial statements

                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003

                                                       2004             2003
                                                    ----------       ----------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
-----------------------------------------
   Net loss                                         $ (857,162)      $ (439,588)
   Adjustments  to  reconcile  net loss to net
    cash (used in) operating activities:
     Depreciation                                       22,205           66,300
     Amortization                                        6,531            2,391
     Loss from impairment of goodwill                  124,629                -
     Bad debts                                           6,527           52,283
     Issuance of common shares for services              5,512                -
    (Increase)  decrease  in  operating  assets:
       Accounts receivable                             (69,785)           4,448
       Costs incurred in excess of billings            (45,125)         (16,480)
       Prepaid expenses and other assets                (8,246)          (5,533)
     Increase  (decrease)  in  operating  liabilities
       Accounts payable and accrued expenses           181,565          206,310
       Deferred revenue                                160,035          (32,049)
                                                    ----------       ----------
         NET CASH USED IN OPERATING ACTIVITIES        (473,314)        (161,918)
                                                    ----------       ----------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
-----------------------------------------
   Increase in deposits                                (35,425)          (1,277)
   Purchases of intangible assets                     (167,549)        (100,000)
   Purchases of fixed assets                           (93,289)         (68,064)
                                                    ----------       ----------
     NET CASH USED IN INVESTING ACTIVITIES            (296,263)        (169,341)
                                                    ----------       ----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
-----------------------------------------
   Principal repayments under capitalized
    lease obligation                                    (8,166)          (1,350)
   Borrowings on notes payable                         142,500          290,840
   Principal repayments on notes payable              (229,708)        (212,510)
   Purchase of treasury stock                           (4,500)               -
   Sale of common shares                               879,329          276,350
                                                    ----------       ----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES         779,455          353,330
                                                    ----------       ----------

     NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                   9,878           22,071
                                                    ----------       ----------

CASH  AND  CASH  EQUIVALENTS,
   BEGINNING OF THE YEAR                                38,656           16,585
                                                    ----------       ----------
   END OF THE YEAR                                    $ 48,534         $ 38,656
                                                    ==========       ==========

SUPPLEMENTARY  CASH  FLOW  INFORMATION
--------------------------------------
OF  NON-CASH  FINANCING  ACTIVITIES:
------------------------------------
   Common stock issued for services                    $ 5,512        $       -
   Common  shares  issued  and notes payables
    incurred for purchase of goodwill and equipment   $ 56,000        $ 150,000
   Notes payables incurred for purchase of
   fixed assets                                       $ 33,903        $       -
                                                    ==========       ==========
   Treasury stock acquired via accounts payable       $ 45,000        $       -
                                                    ==========       ==========

                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003

NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

BUSINESS  ACTIVITY

Donobi Inc. and its wholly owned subsidiaries (the "Company") provide Internet related services including connectivity, web access, web hosting and development, video services, networking and development and design to single and multi-unit residential and business customers across the U.S.A, principally in the Northwestern part of the U.S.A.

The consolidated financial statements include its wholly owned subsidiaries, World Front Technologies Corporation and Silverlink Corporation.

BASIS  OF  PRESENTATION

The consolidated financial statements include the accounts of Donobi Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

MANAGEMENT'S  USE  OF  ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Actual  results  could  differ  from  those  estimates.

DEFERRED  TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SFAS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on February 1, 2002. No impairments of these types of assets were recognized during the years ended January 31, 2004 and 2003 based upon a management review of such assets.

ACCOUNTS  RECEIVABLE

Accounts receivable are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. The Company performs ongoing credit reviews of its customer accounts.

REVENUE  RECOGNITION

Revenues are recognized when the products are shipped. Internet related revenues are recorded when they are rendered and earned. Revenues from support and maintenance contracts are recognized over the term of the contract. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company follows the percentage of completion method of accounting for contracts. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset in the accompanying balance sheet.

FINANCIAL  INSTRUMENTS

The Company's financial instruments are cash, investments, accounts receivable and accounts payable. The recorded values of cash, accounts receivable, intangibles, deposits, accounts payable and accrued expenses, notes payable approximate their fair values based on their short-term nature.

Cash and Cash Equivalents - For purposes of the Statement of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Loss Per Share- The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Advertising - The Company charges the costs of advertising to expense when incurred. Advertising expense for the years ended January 31, 2004 and 2003 was $49,905 and $42,213, respectively.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the years covered in the financial statements.

Equipment Under Capital Lease - The Company leases certain of its data communication and other equipment under agreements accounted for a capital leases. The assets and liabilities under capital leases are recorded at the lesser of the present value of the aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the related lease term.

The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable.

Intangible Assets - Intangible assets consists of goodwill, customer lists and non-compete covenants. Purchase goodwill, which represents the excess of the cost of the purchased company over the fair value of the net assets of acquisition, was being amortized over 15 years until the end of fiscal 2001. Effective January 31, 2002, the Company ceased amortization of goodwill in accordance with Standards Board Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", The Company assesses goodwill and customer lists for impairment annually. Customer lists, consisting of acquired subscriber bases, are being amortized over 15 years and non-compete covenants are being amortized over the contractual life/term of the non-compete period.

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

FIXED  ASSETS

Fixed assets are stated at cost less accumulated depreciation. Expenditures over $1,000 that would increase the value or extend the useful life of property and equipment are capitalized. Depreciation is provided on a straight-line basis over the estimated useful life of the assets that range from 5 years for equipment to 7 years for furniture.

Recent Accounting Pronouncements - In June 2001, the Financial Board issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 does not have a material effect on its consolidated financial condition or consolidated cash flows.

In April of 2002, Statement of Financial Accounting Standards ("SFAS") No. 145 was issued which rescinded SFAS Statements No. 4, 44 and 64, amended No. 13 and contained technical corrections. As a result of SFAS No 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its consolidated financial condition or consolidated cash flows. The Company adopted SFAS 145 on January 1, 2004.

In July 2002, the FASB issued SFAS 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect SFAS 146 to have an impact its consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

Recent Accounting Pronouncements (Cont.) - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment to SFAS No. 123" ("SFAS No. 148"), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123. The Company adopted the disclosure provisions of SFAS No. 148 for the quarters ending after December 15, 2002.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15,2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003. The Company plans to adopt this Interpretation in the first quarter of its fiscal year.

In January 2003, the EITF released Issue No. 00-21, ("EITF 00-21"), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's consolidated financial statements.

NOTE  2  INCOME  TAXES

At January 31, 2004 the Company had federal net operating loss carry forwards of approximately $1,300,000 that expire in various years through the year 2018.

Due to operating losses, there is no provision for current federal income taxes for the years ended January 31, 2004 and 2003. There are no state income taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company's deferred tax asset at January 31, 2004 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $440,000 less a valuation allowance in the amount of approximately $440,000, respectively. Because of the Company's lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $230,000 and $149,000 for the years ended January 31, 2004 and 2003, respectively.

The  Company's  total  deferred  tax asset as of January 31, 2004 is as follows:

       Net operating loss carry forwards     $     1,300,000
       Valuation allowance                        (1,300,000)
                                                 -----------
       Net deferred tax asset                $             -
                                                 ===========

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended January 31, 2004 and 2003 is as follows:

                                                            2004     2003
                                                           ------   ------
       Income tax computed at the federal statutory rate     34%     34%
       Valuation allowance                                  (34%)   (34%)
                                                           ------   ------
       Total deferred tax asset                               0%      0%
                                                           ======   ======

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

NOTE  3  CAPITAL  STOCK

The Company is authorized to issue 100,000,000 common shares at no par value per share. Rights and privileges of preferred shares will be determined at the time of issuance.

In September of 2002, there was an one-for-three reverse stock split of common shares. All share and per share amounts have been retroactively restated herein.

In prior years, the Company filed an Articles of Amendment with the State of Washington to increase the number of authorized common shares from 1,000,000 to 100,000,000, with a continued no par value. A majority of the Company's shareholders voted to approve this transaction.

During the years ended January 31, 2003 and 2004, the Company issued 652,700 and 1,511,842 common shares for cash receipts of $276,350 and $879,329, respectively.

During the year ended January 31, 2004, the Company issued 11,025 common shares for the fair value of services rendered $5,512, respectively, which is expensed in the accompanying statements of operations.

NOTE  4  LEASES

The Company leases its main office facilities, from a party related through common ownership, under an agreement that expires in February 2008. The Company paid this related party $39,159 during the year ended January 31, 2004. The Company also leases other office facilities on a month-to-month basis of $800 per month and leases its server room under a lease of $150 per month. This lease expires on November 30, 2004. Minimum rentals under the non-cancelable leases exceeding one year are as follows:

           2005     $              43,499
           2006                    44,112
           2007
           2008                    51,468
           2009                     8,578
                                 --------
                     $            198,512
                                 ========

Rent expense was $70,950 and $46,622 in fiscal years ending January 31, 2004 and 2003, respectively.

NOTE  5  LOSS  PER  SHARE

Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Basic and diluted loss per share was the same for the fiscal years of 2004 and 2003.

The Company had a 1 for 3 reverse stock split in September of 2002. All per share amounts have been adjusted to reflect this split.

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

NOTE  6  LITIGATION

During the year ended January 31, 2004, the Company filed a civil lawsuit against an entity for breach of fiduciary duty among other claims. This entity filed counterclaims against the Company. Subsequent to year-end, the Company settled this litigation by which the Company received 707,500 shares of its common stock back from the defendant in exchange for $49,500.

The Company is aware of certain various alleged claims made against it. The Company's attorney has opined to the Company, and management concurs, that the effects of any unfavorable outcomes to the Company are remote and immaterial.

NOTE  7  RELATED  PARTY  TRANSACTIONS

During the year ended January 31, 2004, the Company earned $41,690 from a company related to it through common ownership and directorship.

During the years ended January 31, 2004 and 2003, the Company earned $64,655 and $24,679, respectively, from a company related to it through common ownership and directorship.

During the year ended January 31, 2004, the Company paid $41,429 to a company related to it through common ownership.

NOTE  8  GOING  CONCERN  AND  UNCERTAINTY

The Company has suffered recurring losses from operations, has a negative book value and has negative working capital as of January 31, 2004. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:

1) obtain funding from new investors to alleviate the Company's working capital and book value deficiencies, and 2) implement a cost reduction plan and a plan to increase sales. The Company's continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE  9  SEGMENT  REPORTING

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of January 31, 2004 and 2003.

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

NOTE  10  SUPPLEMENTAL  CASH  FLOW  INFORMATION

Supplemental disclosures of cash flow information for the years ended January 31, 2004 and 2003 are summarized as follows:

Cash  paid  during  the  period  for  interest  and  income  taxes:

                          2004         2003
                         ------       ------
     Income Taxes     $      --    $      --
     Interest         $  28,875       13,584

NOTE  11  CAPITALIZED  LEASE  OBLIGATION

The Company is leasing various equipment under noncancelable capital leases that expire at various dates through June, 2006. The total obligation under the capital leases has been recorded in the accompanying balance sheet at the net present value of the future minimum lease payments, discounted at an interest rate of 10%. The net book value of the equipment was approximately $25,000 at January 31, 2004.

Minimum future obligations under this capital lease at January 31, 2004 are as follows:

         Year                                         Amount
         ----                                        --------
         2004                                        $ 14,155
         2005                                          14,155
         2006                                           6,288
                                                     --------
         Total minimum obligation                      34,598
         Less amount representing interest             10,051
         Present value of net minimum obligation       24,547
         Less current portion                          11,808
                                                     --------
                                                     $ 12,739
                                                     ========

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

NOTE  12  NOTES  PAYABLE

Notes  payable  at  January  31,  2004
consist  of  the following: NOTE PAYABLE
TO  AN  BANK  RELATED  THROUGH  COMMON
DIRECTORSHIP  bearing  interest or prime
plus  2%,  unsecured.  Loan commenced on
June  8,  2003  and  matures  on June 8,
2004.  No set monthly principal payments
under  this  open  ended  credit  line.                           $      149,680

Demand  loan  payable to a related party
officer  bearing no interest, unsecured.
No  set  monthly  principal  payments.
Effects of imputed interest are included
in  the  financial  statements  herein.                           $       25,000

NOTE  PAYABLE  TO  AN INDIVIDUAL, WHO IS
ALSO  A  MINORITY  STOCKHOLDER,  bearing
9.50%  interest per annum, unsecured. No
set  monthly  payments  of principal and
interest.  Note matured four months from
signing  date  of  December,  2002. Note
includes  additional 4% in points on the
unpaid  balance.  See  "Business
Acquisition"  footnote  below  for  the
reason  for  the  loan.                                           $       75,000

Unsecured  note  payable  to  unrelated
individuals  bearing no interest for the
60  day term of the note. Entire balance
of  principal  and  unpaid  interest,
formerly due on February of 2003 now due
on  demand.  Effects of imputed interest
are included in the financial statements
herein.  See  "Business  Acquisition"
footnote  below  for the reason for this
loan.                                                             $       97,169

Unsecured  loan  payable  to  unrelated
individuals  bearing  interest of 4.48%.
Monthly  payments  of  principal  and
interest  of  approximately  $1,700 with
maturity  formerly  due on May 2003, now
past  due.                                                        $       30,004

Unsecured  loan  payable to an unrelated
individual  bearing  interest  of 8.00%.
Monthly  payments  of  principal  and
interest  of  approximately  $2,900 with
maturity  due  date  of  May  2005.  See
"Business  Acquisition"  footnote  below
for  The  reason for this loan.                                   $       46,880

Installment note payable to an unrelated
credit  company  bearing  interest  of
9.75%.  Sixty  monthly  payments  of
principal  and  interest  of  $239  with
maturity  date  of  June  2008.                                   $       10,258

Installment note payable to an unrelated
credit  company  bearing  interest  of
9.75%.  Sixty  monthly  payments  of
principal  and  interest  of  $236  with
maturity  date  of  June  2008.                                   $       10,244

Installment note payable to an unrelated
credit  company  bearing  interest  of
9.75%.  Sixty  monthly  payments  of
principal  and  interest  of  $239  with
maturity  date  of  June  2008.                                   $       10,285

Unsecured  loan  payable  to  unrelated
individuals  bearing  interest of 4.48%.
Monthly  payments  of  principal  and
interest  of  approximately  $1,700 with
maturity  formerly  due on May 2003, now
past  due                                                         $       30,028
                                                                  --------------

Total                                                             $      484,548
Less: current portion                                             $      430,927
                                                                  --------------
Long-term portion                                                 $       53,621
                                                                  ==============

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

Principal maturities of notes payable as of January 31, 2004 for the next five years and thereafter is as follows:

     2004     $      430,927
     2005     $       34,534
     2006     $        6,300
     2007     $        6,600
     2008     $        6,187
              --------------
     Total    $      484,548
              ==============

NOTE  13  CONCENTRATIONS

The Company conducts a material amount of business with one particular vendor. Payments made to this vendor for the years ending January 31, 2004 and 2003 were $216,096 and $175,381, respectively. The Company's purchasing function could be vulnerable to the risk of a near-term severe impact in the event it loses this vendor.

NOTE  14  INTANGIBLE  ASSETS

Intangible  assets  at  January  31,  2004  consists  of  the  following:
   Goodwill                                          $      258,676
   Accumulated  Amortization                                 (5,769)
   Customer  Lists  (Acquired  Subscribers)                 168,184
   Purchased  Contracts                                      79,399
   Accumulated  Amortization                                 (5,311)
   Covenants  not  to  Compete                               14,500
   Accumulated  Amortization                                 (2,179)
                                                     --------------
      Total  Intangible  Assets                      $      507,500
                                                     ==============

Intangible assets consist of the aforementioned costs related to the acquisitions of assets by the Company. The Company allocates the purchase price to acquired subscriber bases (customer lists), goodwill and covenants not to compete based on reasonable methods at the time of acquisition. In prior years, amortization of goodwill was provided using the straight line method over fifteen years commencing upon completion of the transaction.

Upon adoption of SFAS No. 142, on January 31, 2002, no further amortization of goodwill was recorded. Amortization expense for the years ending January 31, 2004 and 2003 was $6,531 and $2,391, respectively.

In connection with SFAS No. 142, goodwill was evaluated and tested to determine if there was an impairment of goodwill. The evaluation was based on undiscounted cash flow projections of the Company. An excess of carrying value over projected undiscounted cash flows resulted in recognition of a $124,629 impairment during the year ended January 31, 2004 which is included in the accompanying statement of operations.

NOTE  15  BUSINESS  ACQUISITIONS

AQUISITION  A:

During the year ended January 31, 2003, the Company purchased certain assets from an unrelated company in a similar line of business. The total purchase price of $250,000 was paid with $100,000 in cash consideration and with a note payable (see "Notes Payable" footnote above for more details of this loan) to the owners/managers of the company in the amount of $150,000. The purchase price was allocated as follows:

   Goodwill                                          $      250,000
                                                     --------------
      Total                                          $      250,000
                                                     ==============

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

The goodwill is not amortized under SFAS No. 142 and is periodically tested for impairment. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through the respective year-ends.

The goodwill was tested for impairment and it was determined that $78,633 of the aforementioned goodwill was impaired during the year ended January 31, 2004. The expense is included in the accompanying statements of operations.

AQUISITION  B:

In prior years, the Company purchased certain assets from an unrelated company in a similar line of business. The total purchase price of $75,000 was paid with $75,000 in cash consideration, which, in turn, was financed via a note payable (see "Notes Payable" footnote above for more details of this loan) to an unrelated individual in the amount of $75,000. The purchase price was allocated as follows:

   Goodwill                                          $       67,000
   Non-compete  covenant                                      3,000
   Equipment                                                  5,000
                                                     --------------
      Total                                          $       75,000
                                                     ==============

The equipment is being depreciated over its estimated useful life. The non-compete covenant is being amortized over 15 years under the straight-line method, representing the actual period of such provision per the agreement. The goodwill is not amortized under SFAS No. 142 and is periodically tested for impairment. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through the respective year-ends.

The goodwill was tested for impairment and it was determined that $45,996 of the aforementioned goodwill was impaired during the year ended January 31, 2004. The expense is included in the accompanying statements of operations.

AQUISITION  C:

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The total purchase price of $57,000 was paid with $57,000 in cash consideration via a note payable (see "Notes Payable" footnote above for more details of this loan) to the manager/owner of the company in the amount of $56,000. The purchase price was allocated as follows:

   Customer  Lists                                   $       50,400
   Equipment                                                  5,600
                                                     --------------
      Total                                          $       57,000
                                                     ==============

The customer lists are amortized over fifteen years under the straight-line method. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

AQUISITION  D:

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The purchase price of $46,227 was paid with the assumption of the seller's note payable (see "Notes Payable" footnote above for more details of this loan) in the amount of $46,227. The purchase price was allocated as follows:

   Customer  Lists                                   $       41,227
   Non-compete  covenant                                      5,000
                                                     --------------
      Total                                          $       57,000
                                                     ==============

The customer lists are amortized over fifteen years under the straight-line method. The non-compete covenant is being amortized over three years under the straight-line method, representing the actual period of such provision per the agreement. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

AQUISITION  E:

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The purchase price of $40,022 was paid with $40,022 in cash consideration. The purchase price was allocated as follows:

   Customer  Lists                                   $       40,022
                                                     --------------
      Total                                          $       40,022
                                                     ==============

The customer lists are amortized over fifteen years under the straight-line method. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

AQUISITION  F:

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The purchase price of $36,535 was paid with $36,535 in cash consideration. The purchase price was allocated as follows:

   Customer  Lists                                   $       36,535
                                                     --------------
      Total                                          $       36,535
                                                     ==============

The customer lists are amortized over fifteen years under the straight-line method. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

NOTE  16  PURCHASED  CONTRACTS

During the year ended January 31, 2004, the Company purchased certain customer contracts from an unrelated company in a similar line of business for a net purchase price of $79,399. The intangible assets (customer contracts) are being amortized under the straight-line method over the lives of the contracts which are five years. This intangible asset was tested for impairment and it was determined that there was no impairment as of and for the year ended January 31, 2004.

NOTE  17  SUBSEQUENT  EVENTS

On February 16, 2004, the Company and an unrelated publicly traded company, executed an addendum and closed on an Acquisition Agreement and Plan of Reorganization (the "Agreement") for the acquisition by the publicly traded company, of all of the Company's issued and outstanding stock. This transaction was passed upon and approved by a majority of Board of Directors of each company and was codified in the form of a definitive agreement originally executed by the parties on December 30, 2003.

Pursuant to the Agreement, the Company exchanged all of its issued and outstanding common stock for 13,558,750 shares of newly issued common stock of the publicly traded company. As a result of the transaction, a change of control of the publicly traded company has occurred and the Company shareholders, as a group, now hold a majority of the publicly traded company's issued and outstanding common stock.

As part of the transaction, the publicly traded company's Board of Directors has been replaced by the Company's Board Members and new officers have been appointed. The Company has entered into a consulting agreement with a former publicly traded company's officer and director and has issued common stock to another former officer and director. Pursuant to the consulting agreement, the Company entered into a signed promissory note obligation with the former officer on February 2, 2004. The promissory note obligates the Company to pay the former officer $320,500 as follows: $150,000 that was already paid by February 2, 2004, $61,433 due by September 1, 2004, $61,433 due by December 1, 2004 and $61,433
due by March 1, 2005. These payments include interest of 9.5% per annum. $30,000 is established as a contingency reserve for the purpose of settling any outstanding claims against the Company for a period of one year from the modified closing date or February 15, 2005. This amount is included in deposits in the accompanying balance sheet at January 31, 2004.

The Company incurred extraordinary expenses associated with this acquisition in the amount of $202,075 during the year ended January 31, 2004. These expenses are classified as such in the accompanying statements of operations due to the transactions being infrequent in occurrence.

The primary reason for the tax-free merger was to achieve the Company's objective of being publicly listed on the Over the Counter Bulletin Board. The Company is currently in the process of filing a Form 8-K/A with the Securities and Exchange Commission. The Company currently trades on the over the counter market under the trading symbol "DNOB".

WE  HAVE  NOT  AUTHORIZED  ANY  DEALER,
SALESPERSON  OR  OTHER PERSON TO PROVIDE
ANY  INFORMATION  OR  MAKE  ANY
REPRESENTATIONS  ABOUT  DONOBI,  INC.,
EXCEPT  THE  INFORMATION  OR
REPRESENTATIONS  CONTAINED  IN  THIS
PROSPECTUS.  YOU  SHOULD NOT RELY ON ANY
ADDITIONAL  INFORMATION  OR
REPRESENTATIONS  IF  MADE.

     -----------------------

This  prospectus  does not constitute an             --------------------
offer  to  sell, or a solicitation of an                   PROSPECTUS
offer  to  buy  any  securities:                     --------------------


-    except  the common stock offered by
     this  prospectus;                         11,628,876 SHARES OF COMMON STOCK

-    in  any  jurisdiction  in which the
     offer  or  solicitation  is  not
     authorized;                                         DONOBI,  INC.

-    in  any  jurisdiction  where  the
     dealer  or other salesperson is not
     qualified  to  make  the  offer  or              JANUARY  ___,  2005
     solicitation;

-    to  any  person  to  whom  it  is
     unlawful  to  make  the  offer  or
     solicitation;  or

-    to  any  person who is not a United
     States  resident  or who is outside
     the  jurisdiction  of  the  United
     States.

The delivery of this prospectus or any accompanying sale does not imply that:

-    there  have  been no changes in the
     affairs of Donobi after the date of
     this  prospectus;  or

-    the  information  contained in this
     prospectus  is  correct  after  the
     date  of  this  prospectus.

     -----------------------

Until  _________,  2005,  all  dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Donobi. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Donobi pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

     Securities and Exchange Commission Registration Fee            $    821.23
     Printing and Engraving Expenses                                $  2,500.00
     Accounting Fees and Expenses                                   $ 15,000.00
     Legal Fees and Expenses                                        $ 50,000.00
     Miscellaneous                                                  $ 16,678.77
                                                                    -----------
     TOTAL                                                          $ 85,000.00

RECENT  SALES  OF  UNREGISTERED  SECURITIES

     We have issued the following securities in the past three years without registering them under the Securities Act of 1933:


                                                                                             UNDERWRITING
  DATE          TITLE        AMOUNT  OF             PRINCIPAL                 AMOUNT OF       DISCOUNTS &      EXEMPTION
                             SECURITIES           UNDERWRITERS    NATURE    CONSIDERATION     COMMISSIONS     RELIED UPON
--------   --------------    ----------           ------------  ----------- -------------    ------------     -----------

02/16/04   Common  Stock     13,558,750   Shares      None       Purchase of           --          None           4(2)
                                                                 Donobi, Inc.

11/16/04   Common  Stock        208,696   Shares      None       Cornell       $  240,000          None           4(2)

11/16/04   Common  Stock          8,696   Shares      None       Newbridge     $   10,000          None           4(2)
                                                                 Placement
                                                                 Agent

11/16/04   Common  Stock         25,000   Shares      None       Consultant    $   25,000          None           4(2)
                                                                 Services
                                                                 Rendered

12/22/04   Common  Stock         20,000   Shares      None       Consultant    $   20,000          None           4(2)
                                                                 Services


                                                                                             UNDERWRITING
  DATE          TITLE        AMOUNT  OF             PRINCIPAL                 AMOUNT OF       DISCOUNTS &      EXEMPTION
                             SECURITIES           UNDERWRITERS    NATURE    CONSIDERATION     COMMISSIONS     RELIED UPON
--------   --------------    ----------           ------------  ----------- -------------    ------------     -----------

03/01/01   Long Term Debt           N/A   Debt    Doug Campbell  Promissory    $   30,004          None           4(2)
                                                                 Note  for
                                                                 Business
                                                                 acquisition

03/01/01   Long Term Debt           N/A   Debt    Ron Bauer      Promissory    $   30,028          None           4(2)
                                                                 Note  for
                                                                 Business
                                                                 acquisition

05/09/02   Long Term Debt           N/A   Debt    Terry  Stein   Demand        $   25,000          None           4(2)
                                                                 Note  for
                                                                 Working
                                                                 capital  -
                                                                 convertible

12/03/02   Long Term Debt           N/A   Debt    Norman         Demand        $   75,000          None           4(2)
                                                  Johnson        Note  for
                                                                 Working
                                                                 capital  -
                                                                 convertible

12/05/02   Long Term Debt           N/A   Debt    Ron Gear       Promissory    $   97,169          None           4(2)
                                                                 Note  for
                                                                 Business
                                                                 acquisition

06/13/03   Long Term Debt           N/A   Debt    Ford Motor     Equipment     $   10,258          None           4(2)
                                                  Company        Note

06/13/03   Long Term Debt           N/A   Debt    Ford Motor     Equipment     $   10,244          None           4(2)
                                                  Company        Note

06/13/03   Long Term Debt           N/A   Debt    Ford Motor     Equipment     $   10,285          None           4(2)
                                                  Company        Note

10/31/03   Long Term Debt           N/A   Debt    CBNN, Inc.     Promissory    $   46,880          None           4(2)
                                                                 Note  for
                                                                 asset
                                                                 acquisition

02/16/04   Common  Stock     13,558,750   Shares      None       Purchase of           --          None           4(2)
                                                                 Donobi, Inc.

08/08/04   Long Term Debt           N/A   Debt    Westsound      Line of       $  149,680          None           4(2)
                                                  Bank           Credit

11/16/04   Common  Stock        208,696   Shares      None       Cornell       $  240,000          None           4(2)

11/16/04   Common  Stock          8,696   Shares      None       Newbridge     $   10,000          None           4(2)
                                                                 Placement
                                                                 Agent

11/16/04   Common  Stock         25,000   Shares      None       Consultant    $   25,000          None           4(2)
                                                                 Services
                                                                 Rendered

12/22/04   Common  Stock         20,000   Shares      None       Consultant    $   20,000          None           4(2)
                                                                 Services



Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and
                                                                 --------
Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Donobi so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Donobi's securities.

INDEX  TO  EXHIBITS

EXHIBIT           DESCRIPTION                              LOCATION
NO.

2.1         Memorandum of Agreement     Incorporated  by  reference  to  the
                                        Company's Form 8-K filed October 1, 2003

3.(i).1     Articles  of  Amendment
            to the Articles of
            Incorporation               Incorporated  by  reference  to  the
                                        Company's  Form 8-K filed on October 22,
                                        2003  as  Exhibit  15.2

3.(i).2     Certificate of Correction
            to Articles of
            Incorporation               Incorporated  by  reference  to  the
                                        Company's  Form 10-QSB filed on November
                                        14,  2003  as  Exhibit  3.18

3.(i).3     Articles of Incorporation   Incorporated  by  reference  to  the
                                        Company's  Form  10-SB12G  filed  on
                                        February  13,  2002  as  Exhibit  3(i)

3.(i).4     Articles of Amendment to
            Articles of Incorporation   Incorporated  by  reference  to  the
                                        Company's  Form  10-SB12G  filed  on
                                        February  13,  2002  as  Exhibit  3(i)

3.(ii).1    By-Laws                     Incorporated  by  reference  to  the
                                        Company's  Form  10-SB12G  filed  on
                                        February  13,  2002  as  Exhibit  3(i)

5.1         Opinion  from  Law Offices
            of Michael E. Kulwin        Provided herewith

10.1        Standby  Equity
            Distribution  Agreement
            dated October 27, 2004
            with Cornell Capital
            Partners, LP                Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.2        Registration  Rights
            Agreement  dated
            October  27, 2004 with
            Cornell Capital
            Partners,  LP               Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.3        Escrow Agreement dated
            October 27, 2004 with
            Cornell Capital
            Partners, LP                Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.4        Placement  Agent Agreement
            dated October 27, 2004
            with Cornell Capital
            Partners, LP and
            Newbridge Securities
            Corporation                 Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.5        Securities  Purchase
            Agreement  dated
            October  27, 2004 with
            Cornell Capital
            Partners,  LP               Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.6        Secured Convertible
            Debenture dated
            October 27, 2004            Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.7        Investor  Registration
            Rights  Agreement
            dated  October 27, 2004
            with Cornell Capital
            Partners, LP                Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.8        Security  Agreement
            dated October 27, 2004
            with  Cornell  Capital
            Partners,  LP               Incorporated  by reference as an exhibit
                                        to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

10.9        Escrow  Agreement
            with  Butler  Gonzalez,
            LLP dated October 27, 2004  Incorporated  by reference as an exhibit to  the  Company's  Form  8-K  filed  on
                                        November  8,  2004

23.1        Consent  of  Law  Offices
            of  Michael  E. Kulwin      Incorporated by reference to Exhibit 5.1

23.2        Consent  of  Bongiovanni
            &  Associates,  P.A.        Provided herewith

UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");
     (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
     (iii)Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 4, 2005.

     Date:  January  4,  2005.

     DONOBI,  INC.

     By:    /s/  William  M.  Wright,  III
            ------------------------------
     Name:  William  M.  Wright,  III
     Title: Chief  Executive  Officer


     By:    /s/  Judy  Henry
            ----------------
     Name:  Judy  Henry
     Title: Chief  Financial  Officer  and  Principle  Accounting  Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Wright his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE                                      TITLE               DATE


/s/  William  M.  Wright,  III                Director      January  4,  2005
     -------------------------
     William  M.  Wright,  III



/s/  Clark  Whitney                           Director      January  4,  2005
     --------------
     Clark  Whitney